       File No. 024-______________

As filed with the Securities and Exchange Commission on March 2, 2022

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated March 2, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Water Technologies International, Inc.

500,000,000 Shares of Common Stock

By this Offering Circular, Water Technologies International, Inc., a Florida corporation, is offering for sale a maximum of 500,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $._____[0.0025-0.01] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $1,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $500. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around April 8, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	500,000,000	$_____[0.0025-0.01]	$-0-	$_______[1,250,000-5,000,000]
(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $20,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “WTII” in the OTC Pink marketplace of OTC Link. On March 1, 2022, the closing price of our common stock was $0.002438 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series D Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series D Preferred Stock has the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Our sole officer, as the owner of all outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 4). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2022.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Water Technologies International, Inc., a Florida corporation, including its wholly-owned subsidiaries: GR8 Water, Inc., a Florida corporation; Aqua Pure International, Inc. a Florida corporation; Water Technologies International, LLC, a Florida limited liability company; Water Zone, Inc., a Florida corporation; and Now Brands H S Inc., a Florida corporation.

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Our Company

Water Technologies International, Inc. was originally incorporated in the State of Delaware on November 18, 1998, as Cypress International Inc. On August 10, 2005, our company was re-domiciled to the State of Florida by merger with Latitude Industries, Inc., a Florida corporation incorporated on August 2, 2005, and commenced the operation under the name of Latitude Industries Inc. On May 19, 2011, we changed our corporate name to Water Technologies International Inc.

Our company is in the business of designing, manufacturing and distributing Atmospheric Water Generators (AWG’s) and related water filtration products. In addition, we have several USPTO-issued patents and several international patents, as well as several patents pending for products in water generation, air and water filtration and dehumidification. We have recently developed a line of CBD products, including CBD water.

Offering Summary

Securities Offered	500,000,000 shares of common stock, par value $0.00001 (the Offered Shares).
Offering Price	$._____[0.0025-0.01] per Offered Share.
Shares Outstanding Before This Offering	617,663,103 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	1,117,663,103 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None.
Disparate Voting Rights	Our outstanding shares of Series D Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series D Preferred Stock has the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Our sole officer and a Director, William Scott Tudor, as the owner of all outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “WTII” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the proceeds of this offering for sales and marketing expenses, inventory, repayment of debt, acquisitions and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 1432-B Skees Road, West Palm Beach, Florida 33411; our telephone number is 561-841-6024; our corporate website is located at www.gr8water.net. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Associated with the COVID-19 Pandemic

It is possible that the Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the nine months ended September 30, 2021, we incurred a net loss of $2,126,047 (unaudited) and, as of that date, we had an accumulated deficit of $(9,385,447) (unaudited). For the year ended December 31, 2020, we incurred a net loss of $770,033 (unaudited) and, as of that date, we had an accumulated deficit of $(7,259,401) (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our full business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. For the year ended December 31, 2020, and the nine months ended September 30, 2021, we generated net losses from operations, which makes an investment in the Offered Shares speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

- our ability to attract greater numbers of customers for our line of water purification and other products;

- our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;

- our ability to execute our newly implemented business strategies;

- our ability to manage our expansion, growth and operating expenses;

- our ability to finance our business;

- our ability to compete and succeed in highly competitive industries; and

- future geopolitical events and economic crisis.

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There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole executive officer; the loss of this executive could disrupt our operations and adversely affect the further development of our business. Our company depends, primarily, on the continued service of our sole executive officer, William Scott Tudor. The loss of service of Mr. Tudor, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into an employment agreement with Mr. Tudor; we have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business strategies are not based on independent market studies. We have not commissioned any independent market studies with respect to our business strategies. Rather, our plans for achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in expanding sales of our products.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Our marketing strategies for our products may not be successful. We will be required to obtain a significantly greater number of customers for our products, in order to increase sales. Should our marketing strategies fail to increase sales of our products, our operations will be adversely affected.

Our success will depend on external factors in the industries in which we compete. The success of our current and planned products is highly unpredictable and success depends on identifying and reaching ever evolving consumer tastes and desires. The commercial success of our products also depends upon:

- the quality and acceptance of other competing brands and products;

- creating effective distribution channels and brand awareness;

- critical reviews;

- the availability of alternatives;

- general economic conditions; and

- other tangible and intangible factors.

If our products do not achieve the expected results, we may face litigation from customers and government regulators. We cannot guarantee that all customers will benefit from the use of our products. However, if a large number of clients do not achieve quantifiable results from the use of our products, we may be subject to lawsuits or regulatory sanctions regarding the benefits of our products.

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       We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business. As a manufacturer of products that purify water intended for human consumption, we are subject to product liability claims, if the use of our products for others is alleged to have resulted in injury.

Our insurance coverage may not be sufficient to cover our legal claims or other losses that we may incur in the future. We believe we maintain adequate insurance for product liability to protect ourselves against potential loss exposures. There is no assurance that our insurance will be sufficient to cover any claims that are asserted against us. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand. We have invested resources to protect our brands and intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products. Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

If we fail to develop our brand names cost-effectively, our business may be adversely affected. The success of our products marketed under our brand names is dependent upon the effectiveness of our marketing efforts. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building the brands. If we fail to successfully promote and maintain our brands, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues. We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by our competitors. Consumer perception can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of our or similar products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

We are in competition with companies that are larger, more established and better capitalized than are we. The industries in which we compete are highly competitive, rapidly evolving and subject to constant change. We expect that, if our products establish a market niche, competition will arise from a variety of sources. Many of our potential competitors possess:

- greater financial, technical, personnel, promotional and marketing resources;

- longer operating histories;

- greater name recognition; and

- larger consumer bases.

We believe that existing industry competitors are likely to continue to expand their product offerings. We cannot be certain that we will be able to compete successfully under these competitive conditions.

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If we are unable to develop and later market our products under development in a timely manner or at all, or if competitors develop or introduce similar products that achieve commercialization before our products enter the market, the demand for our products may decrease or the products could become obsolete. Our products operate in competitive markets, where competitors are already well established. We expect that competitors will continue to innovate and to develop and introduce similar products that could be competitive in both price and performance. Competitors may succeed in developing or introducing similar products earlier than, or developing more effective products, than do we.

The success of our business depends on our ability to market and advertise our products effectively. Our ability to establish effective marketing and advertising campaigns is the key to our success. If we are unable to increase awareness of our brands and our products, we may not be able to attract new distributors for our products. Our marketing activities may not be successful in promoting the products we sell or pricing strategies or in retaining and increasing our distributor base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series D Non-Convertible Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our sole officer and a Director, William Scott Tudor, owns all of the outstanding shares of our Series D Preferred Stock. The Series D Preferred Stock has the following voting rights: the holders of the Series D Non-Convertible Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Mr. Tudor, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock represent potential significant future dilution in ownership of our common stock, including the Offered Shares. The outstanding shares of our Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are convertible into a total of 582,000,000 shares of our common stock at any time. At such time as these shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are converted into shares of common stock, holders of our common stock, including the Offered Shares, will incur significant dilution in their ownership of our company.

We have outstanding convertible debt instruments that could negatively affect the market price of our common stock. Our outstanding convertible debt instruments could negatively affect the market price of our common stock, should their respective exercise prices, at the time of exercise, be lower than the then-market price of our common stock. We are unable, however, to predict the actual effect that the conversion of any such convertible debt instruments would have on the market price of our common stock. (See “Description of Securities—Convertible Promissory Notes”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

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 Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

- quarterly variations in our operating results;

- operating results that vary from the expectations of investors;

- changes in expectations as to our future financial performance, including financial estimates by investors;

- reaction to our periodic filings, or presentations by executives at investor and industry conferences;

- changes in our capital structure;

- announcements of innovations or new services by us or our competitors;

- announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

- lack of success in the expansion of our business operations;

- announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;

- additions or departures of key personnel;

- asset impairment;

- temporary or permanent inability to offer products or services; and

- rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our officers and directors own a total of 49,483,422 shares of our restricted common stock. In addition, our officers and directors own shares of our preferred stock that are convertible at any time into a total of 320,500,000 shares of our common stock, in the aggregate. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

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       You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of September 30, 2021, was $(2,102,950) (unaudited), or $(0.0038) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.___[0.0025-0.01] $(0.0038) $.___[0.0030-0.0064] $.___[(0.0008)-0.0026] $.___[0.0033-0.0074]
Assuming the Sale of 75% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.___[0.0025-0.01] $(0.0038) $.___[0.0026-0.0055] $.___[(0.0012)-0.0017] $.___[0.0037-0.0083]
Assuming the Sale of 50% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.___[0.0025-0.01] $(0.0038) $.___[0.0021-0.0043] $.___[(0.0017)-0.0005] $.___[0.0042-0.0095]
Assuming the Sale of 25% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of September 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of September 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.___[0.0025-0.01] $(0.0038) $.___[0.0014-0.0027] $.___[(0.0024)-(0.0011)] $.___[0.0049-0.0111]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold Gross proceeds Offering expenses	125,000,000 $[312,500-1,250,000] 20,000	250,000,000 $[625,000-2,500,000] 20,000	375,000,000 $[937,500-3,750,000] 20,000	500,000,000 $[1,250,000-5,000,000] 20,000
Net proceeds	$ [292,500-1,230,000]	$ [605,000-2,480,000]	$ [917,500-3,730,000]	$ [1,230,000-4,980,000]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Sales and Marketing Expenses Inventory Repayment of Debt Acquisitions (1) Working Capital	$ [58,500-121,000] [58,500-121,000] [0-312,500] [0-312,500] [175,500-363,000]	$ [121,000-248,000] [121,000-248,000] [0-312,500] [0-312,500] [363,000-714,750]	$ [121,000-373,000] [121,000-373,000] [156,250-312,500] [156,250-1,706,750] [363,000-964,750]	$ [121,000-498,000] [121,000-498,000] [312,500-312,500] [312,500-2,456,750] [363,000-1,214,750]
TOTAL	$ [292,500-1,230,000]	$ [605,000-2,480,000]	$ [917,500-3,730,000]	$ [1,230,000-4,980,000]
(1)	As of the date of this Offering Circular, we have no agreement or other understanding with respect to any acquisition of any business or any assets. Proceeds not used in acquisitions will be applied to working capital.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we compete, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes. In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 500,000,000 Offered Shares on a best-efforts basis, at a fixed price of $.____[0.0025-0.01] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

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  We intend to sell the Offered Shares in this offering through the efforts of our sole executive officer, William Scott Tudor. Mr. Tudor will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Tudor is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Tudor:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Tudor at: studor@gr8water.net; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $500.

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State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of(a) 2,000,000,000 shares of common stock, $.00001 par value per share and (b) 5,000,000 shares of preferred stock, $.00001 par value per share, of which (1) 900,000 shares have been designated “Series A Convertible Preferred Stock,” (2) 600,000 shares have been designated “Series B Convertible Preferred Stock,” (3) 500,000 shares have been designated “Series C Convertible Preferred Stock” and (4) 100,000 shares have been designated “Series D Non-Convertible Preferred Stock.”

As of the date of this Offering Circular, there were (v) 617,663,103 shares of our common stock issued and outstanding held by 57 holders of record; (w) 800,000 shares of Series A Convertible Preferred Stock issued and outstanding held by two holders of record; (x) 500,000 shares of Series B Convertible Preferred Stock issued and outstanding held by six holders of record; (y) 452,500 shares of Series C Convertible Preferred Stock issued and outstanding held by three holders of record; and (z) 100,000 shares of Series D Convertible Non-Convertible Preferred Stock issued and outstanding held by one holder of record.

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  In addition, a total of 757,879,638 shares are reserved for issuance under convertible instruments.

The descriptions of our shares of capital stock below are summaries and are qualified in their entirety by the source documents included as exhibits to the Offering Statement of which this Offering Circular forms a part.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Florida law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our officers and directors beneficially own a total of 49,483,422 shares, or approximately 8.01%, of our outstanding common stock.

In addition, all of the issued and outstanding shares of Series D Convertible Preferred Stock are owned by our sole officer and a Director, William Scott Tudor. Mr. Tudor, thus, controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Convertible Preferred Stock

Voting Rights. Except as otherwise required by law, the holders of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the holders of our common stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class upon any matter submitted to our shareholders for a vote as follows: (1) the holders of each series of Preferred Stock shall have one vote for each full share of common stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; and (2) the holders of our common stock shall have one vote per share of common stock held as of such date.

Dividends. Holders of Series A Preferred Stock, as a group, are entitled to receive dividends as and when declared by our Board of Directors.

Liquidation Preference. Holders of Series A Preferred Stock, as a group, have not been granted any liquidation preference.

Right to Convert. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance into 100 shares of fully-paid and non-assessable shares of our common stock, subject to adjustment upon the occurrence of certain corporate events.

Series B Convertible Preferred Stock

Voting Rights. Except as otherwise required by law, the holders of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the holders of our common stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class upon any matter submitted to our shareholders for a vote as follows: (1) the holders of each series of Preferred Stock shall have one vote for each full share of common stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; and (2) the holders of our common stock shall have one vote per share of common stock held as of such date.

Dividends. Holders of Series B Preferred Stock, as a group, are entitled to receive dividends as and when declared by our Board of Directors.

Liquidation Preference. Holders of Series B Preferred Stock, as a group, have not been granted any liquidation preference.

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  Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance, into 100 shares of fully-paid and non-assessable shares of our common stock, subject to adjustment upon the occurrence of certain corporate events.

Series C Convertible Preferred Stock

Voting Rights. Except as otherwise required by law, the holders of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and the holders of our common stock shall be entitled to notice of any shareholders’ meeting and to vote as a single class upon any matter submitted to our shareholders for a vote as follows: (1) the holders of each series of Preferred Stock shall have one vote for each full share of common stock into which a share of such series would be convertible on the record date for the vote, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited; and (2) the holders of our common stock shall have one vote per share of common stock held as of such date.

Dividends. Holders of Series C Preferred Stock, as a group, are entitled to receive dividends as and when declared by our Board of Directors.

Liquidation Preference. Holders of Series C Preferred Stock, as a group, have not been granted any liquidation preference.

Right to Convert. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance, into 1,000 shares of fully-paid and non-assessable shares of our common stock, subject to adjustment upon the occurrence of certain corporate events.

Series D Non-Convertible Preferred Stock

Voting Rights. Holders of the Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”) shall have 100,000 times that number of votes on all matters submitted to the shareholders that is equal to the number of shares of common stock, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected. Holders of the Series D Preferred Stock shall vote together with the holders of our common stock as a single class upon all matters submitted to our holders of common stock.

Vote to Change Terms or Issuance. The affirmative vote at a meeting duly called for such purpose, or written consent without a meeting, of the holders of not less than 51% of the then-outstanding shares of Series D Preferred Stock shall be required for (1) any change to the our Articles of Incorporation that would amend, alter, change or repeal any of the voting powers, preferences, limitations or relative rights of the Series D Preferred Stock or (2) any authorization of additional shares of Series D Preferred Stock.

Dividends. Holders of Series D Preferred Stock shall not be entitled to receive dividends paid on our common stock.

Liquidation Preference. Upon liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the Series D Preferred Stock then outstanding shall not be entitled to receive, out of the assets of our company, whether from capital or earnings available for distribution, any amounts which will be otherwise available to and distributed to holders of our common stock.

Right to Convert. The shares of Series D Non-Convertible Preferred Stock are not convertible into shares of our common stock.

Convertible Promissory Notes

As of the date of this Offering Circular, we had outstanding a total of two separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest at 9/30/21($)	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
10/23/2015	285,000	up to $600,000	23,697	10/23/2016	50% of the lowest three closing prices for the then (1) trading days immediately prior to but not including conversion date	Greentree Financial Group (Chris Cottone)	Loan
3/20/2018	48,000	48,000	19,529	3/20/2019	70% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the conversion date, whichever is lower	The Brewer Group (Jack Brewer)	Services rendered

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Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Florida law.

Transfer Agent

We have retained the services of ClearTrust, LLC, 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, as the transfer agent for our common stock. ClearTrust’s website is located at: www.ClearTrustOnline.com. No information found on ClearTrust’s website is part of this Offering Circular

BUSINESS

Background

Our company, Water Technologies International, Inc., was originally incorporated in the State of Delaware on November 18, 1998, as Cypress International Inc. On August 10, 2005, our company was re-domiciled to the State of Florida by merger with Latitude Industries, Inc., a Florida corporation incorporated on August 2, 2005, and commenced operations under the name of Latitude Industries, Inc. On May 19, 2011, we changed our corporate name to Water Technologies International Inc.

Our company is in the business of designing, manufacturing and distributing Atmospheric Water Generators (AWG’s) and related water filtration products. In addition, we have several USPTO-issued patents and several international patents, as well as several patents pending for products in water generation, air and water filtration and dehumidification.

Our principal executive offices are located at 1432-B Skees Road, West Palm Beach, Florida 33411. Our telephone number is 561-841-6024. Our corporate website is located at www.gr8water.net. Information contained in, or accessible through, our website does not constitute part of this Offering Circular.

Our Business

Water Purification. Our company, through its wholly-owned subsidiaries, GR8 Water, Inc. (“Great Water”) and Aqua Pure International, Inc. (“Aqua Pure”), specializing in filtration systems, are engaged in the manufacture and distribution of technologically advanced Atmospheric Water Generators (AWGs). These unique devices utilize a patent-pending air purification input system to produce clean, great-tasting, safe water from the humidity in the air. We also provide commercial and industrial wastewater solutions.

GR8 Water makes freestanding water factory units for the home or office and large, industrial-sized water units using a modular design that can produce up to thousands of gallons of water each day from ambient air. GR8 Water strives to make safe drinking water available to everyone on the planet, making the world a better place in which to live while nurturing the environment. Our company has patents issued by the USPTO and has filed for additional patents with the USPTO. It has also filed globally through the Patent Cooperation Treaty. Its “Water village” trademark has been issued by the USPTO.

By acquiring WaterZone, Inc. (“WaterZone”) as a wholly owned subsidiary, we now provide commercial water treatment to a variety of commercial companies throughout Florida. WaterZone has a Commercial DI Water Plant that regenerates “DI Water Tanks” that we sell and distribute throughout Florida.

We have become a leader in the “DI Water” business in Florida and we recognize the growth opportunity in this sector of the water industry. Our company has evolved into a “Pure Water Play,” generating water, supplying DI Water regenerating tanks, cleaning water for drinking, water for agriculture and offering a full line of waste water treatment solutions.

Deionization (“DI Water” or “Demineralization”) simply means the removal of ions. Ions are electrically charged atoms or molecules found in water that have either a net negative or positive charge. DI Water removes iron, calcium, sodium and other dissolved solids leaving the water ultra-clean.

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       One aspect of WaterZone’s business is a “DI Water” tank regeneration plant. The tanks produce the DI water and are used by hospitals, high-tech manufacturers, pharmaceutical companies, labs, Dialysis, food processing and other industries requiring ultra-pure water. The tanks are sold to businesses throughout Florida. We are currently pursuing acquisitions, partnerships and joint ventures in the DI Water space in Florida and on a regional basis. However, we have not entered into any understanding or other agreement in this regard.

In June 2021, we entered into an agreement with Terra Sustainable Technologies, Inc., a part of Terra Group Holdings, LLC, Austin, Texas, to offer AWG’s that are powered by alternative energy. Terra Sustainable Technologies will custom designs systems using solar, wind turbine, geothermal and waste to energy systems to provide electricity to power the atmospheric water generators. We plan to offer our 1-to-5-ton units with Terra’s alternative energy solutions, which will quickly be followed by our larger commercial solutions for hotels and resorts, alongside our commercial and industrial wastewater and desalinization solutions capable of cleaning hundreds of thousands of gallons of drinking water.

Intellectual Property

The following table summarizes the intellectual property, including patents, patents-pending and trademarks, currently held or applied for by our company:

Type	Title	Application Number	Patent/ Trademark Number	Issue Date
Utility: Non-Provisional*	Apparatus and Method to Recover and Dispense Potable Water	13/834,609	9,057,557	6/16/2015
Utility: Non-Provisional*	Apparatus and Method for a Split Type Water Extractor and Water Dispenser	12/830,158	8,398,733	3/19/2013
Utility: Non-Provisional*	Apparatus and Method for a Split Type Water Extractor and Water Dispenser	12/433,811	8,075,652	12/13/2011
Utility: Foreign**	Apparatus and Method to Recover and Dispense Potable Water	MX/a/2012/ 013243	352420	11/23/2017
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	2012/08348	2012/08348
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	3415/MUM/ 2001
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	200190000 508.1	203177554	9/4/2013
Utility: Foreign	Apparatus and Method to Recover and Dispense Potable Water	10-2012- 7029822	10-2012- 7029822	12/23/2014
Trademark*	Great Water	78600611	3,473,682	7/22/2008
Trademark*	watervillage	85335079	4,162,319	6/19/2012
Trademark*	gr8 water	86035036	4,517,480	4/22/2014
* **	United States Mexico, South Africa and China

Market Information

Competitive position analysis:

Strengths

Internal

•	Passion/vision
•	Industry experience
•	Product innovation
•	R&D depth
•	Industry contacts
•	Timely competitive product line
•	Product performance
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•	Current client base
•	Sales history
•	Ability to scale
•	Web site strategy
•	Education key to pipeline pull through
•	Experienced management team
•	"How To" programs customer service
•	Exposure based on water shortage/ Hurricane awareness
•	Diversified distribution team

External

•	Water crisis movement
•	Consumer awareness and acceptance water contamination
•	Market size is indefinably huge and growing
•	No real market leader
•	Primary competitor is not US based
•	Industry contacts to attract qualified people
•	Steadily increased international brand recognition

Weaknesses

•	Regional sales is in its early stages
•	Limited funding for expansion to date
•	General economic factors have restrained explosive growth potential
•	Lack of E -Commerce presence has limited brand awareness

Opportunities

•	Adequate cash infusion would fuel explosive growth potential
•	Largely untapped market is ripe for the taking
•	National market opportunity
•	Opportunity to be in the forefront of the AWG movement
•	Many opportunities exist for new products in water generation
•	Government will significantly enlarge the market for AWG’s

Threats

•	Unavailability of funding will significantly limit growth
•	Slow or no economic recovery
•	Change in government support for AWG’s
•	Large industry competition expansion into the AWG markets

Marketing Strategy. Our marketing strategy is designed to increase market share and sales of our branded products along in the United States and abroad by promoting our innovative, competitively superior, AWG products at competitive prices. Our marketing will always include an emphasis on our education-first approach to customer use and service. We will achieve this through the use of traditional as well as new media venues, where information and education are a primary factor in the consumer buying process. In addition we will implement grass roots efforts to create new strategic alliances with municipalities, community organizations, regional and national foundations, universities and industry trade/buying groups.

We will further forge relationships with like-minded companies and leverage the combined marketing efforts and public relations initiatives to bring about and reinforce positive change in the minds of our every-day consumer resulting in an increase in consumer confidence, brand integrity and purchases.

Sales Strategy.

Increase purchase volume from existing distribution partners.

Achieve our expansion by closing potential deals in South Africa, Mexico, South America as well as expanding throughout Asia.

Continue to pursue and enter into agreements for international and independent contractor Distributor outlets in 2018. Add a marketing and sales person in 2018, for further expansion efforts throughout the United States and abroad.

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Research and Development

We have not expended any funds on research and development, during 2021, and we do not expect to spend any sums on research and development during 2022.

Competition

The water purification industry is marked by extreme competition. Many of our competitors possess substantially greater resources, financial and otherwise, including name recognition, than does our company. There is no assurance that we will compete successfully in this industry.

Government Regulation

There is currently no body that regulates the sale, manufacture and distribution of AWG’s independently. However, some refrigerants require Federal EPA approval. We are compliant with all regulations and are up to date with all licensing requirements where we provide sales and services.

Litigation

We have no current, pending or threatened legal proceedings or administrative actions either by or against us that could have a material effect on our business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

We operate a research and development facility consisting of 1,000 square feet in Stuart, Florida, where we design our proprietary AWG systems and conduct testing. We lease a 3,200 square foot commercial facility with parking and a small yard, consisting of 1,000 square feet, located at 1432 Skees Road, West Palm Beach, Florida 33411. The property is in good condition and sufficient for our current needs.

Employees

The Company has seven full-time employees to support production and sales.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates. To date, we do not believe that COVID-19 has had a material impact on our company’s operations, due to our company’s lack of operating capital during the last 18 months.

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Results of Operations

Nine Months Ended September 30, 2021 (“Interim 2021”) and 2020 (“Interim 2020”). During Interim 2021, our business operations generated $785,279 (unaudited) in revenues from sales of our products, with a cost of sales of $361,644 (unaudited), resulting in a gross profit of $423,635 (unaudited). During Interim 2020, our business operations generated $987,555 (unaudited) in revenues from product sales, with a cost of goods sold of $433,161 (unaudited), resulting in a gross profit of $554,394 (unaudited).

During Interim 2021, we incurred operating expenses of $940,791 (unaudited), which were comprised of $9,980 (unaudited) in amortization, $38,488 (unaudited) in depreciation expense and $892,323 (unaudited) in other selling, general and administrative expense.

During Interim 2020, we incurred operating expenses of $850,108 (unaudited), which were comprised of $14,147 (unaudited) in amortization, $61,319 (unaudited) in depreciation expense and $774,642 (unaudited) in other selling, general and administrative expense.

Also, during Interim 2021, we had total other expense of $(1,608,891), which included $(135,986) in amortization of discount to note payable, $(1,499,964) in changes in derivative liabilities expense, $(133,205) in interest expense, $159,964 in gain on forgiveness of debt and $300 in other income. During Interim 2020, we had total other expense of $(1,163,407), which included $(8,384) in amortization of discount to note payable, $(997,704) in changes in derivative liabilities expense, $(165,019) in interest expense and $7,700 in gain on asset disposal, resulting in a net loss of $(2,126,047) (unaudited).

Should we obtain funds in this offering or otherwise, we expect that our revenues will increase from quarter to quarter, beginning with the first quarter of 2022. There is no assurance that such will be the case, however. We expect to incur operating losses through at least the second quarter of 2022.

Further, because of our current lack of growth capital and the uncertainty of our obtaining needed capital, we are unable to predict the levels of our future revenues.

Years Ended December 31, 2020 (“Fiscal 2020”) and 2019 (“Fiscal 2019”). During Fiscal 2020, our business operations generated $1,311,772 (unaudited) in revenues from sales of our products, with a cost of sales of $601,407 (unaudited), resulting in a gross profit of $710,365 (unaudited). During Fiscal 2019, our business operations generated $1,303,014 (unaudited) in revenues from sales of our products, with a cost of sales of $972,761 (unaudited), resulting in a gross profit of $330,253 (unaudited).

During Fiscal 2020, we incurred operating expenses of $1,126,296 (unaudited), which were comprised of $18,862 (unaudited) in amortization, $81,949 (unaudited) in depreciation expense, $62,572 in rent and $962,913 (unaudited) in other selling, general and administrative expense. During Fiscal 2019, we incurred operating expenses of $640,903 (unaudited), which were comprised of $19,411 (unaudited) in amortization, $80,291 (unaudited) in depreciation expense, $68,922 in rent and $472,279 (unaudited) in other selling, general and administrative expense.

Also, during Fiscal 2020, we had total other expense of $(354,102), which included $(13,425) in amortization of debt discount, $(128,635) in change in derivative liabilities, $(219,742) in interest expense and $7,700 in gain on forgiveness of debt, resulting in a net loss of $(770,033). During Fiscal 2019, we had total other income of $81,725, which included $(109,556) in amortization of debt discount, $403,756 in change in derivative liabilities, $(181,956) in interest expense, $1,329 in gain on asset disposal, $(83,533) in impairment loss on goodwill and $51,685 in other income, resulting in a net loss of $(228,925) (unaudited).

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

Our business model has been well received by our current distributors, manufactures and commercial customers. The global awareness regarding the importance to access fresh drinking water is becoming more prevalent. The ability of our products to generate fresh drinking water is well received and as the company grows over the next several years, the mission is to continue to capitalize on the popularity of Atmospheric Water Generators (AWGs), and our ancillary AC and filtration products. We intend to achieve this by increasing the number of distributors worldwide to sell our products and service customer for our exclusive patent pending products. This will improve direct access to our unique products, educational resources, and expanding awareness of the quality brand through local, regional and national marketing initiatives. Plans for our website (www.gr8water.net) include offering targeted products for sale to the online community and expanding the site knowledge base to gradually become a resource for all things involving AWG’s.

Our company’s products are unique and either patent protected or patent pending. The ability to generate drinking water from air is a novel idea and in some countries a lifesaving proposition. We and our distributors are ready to capitalize on this incredible opportunity.

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Financial Condition, Liquidity and Capital Resources

September 30, 2021. At September 30, 2021, our company had $19,459 (unaudited) in cash and had a working capital deficit of $2,248,380 (unaudited), compared to $4,569 (unaudited) in cash and a working capital deficit of $2,148,265 (unaudited) at December 31, 2020.

Our company’s current cash position of approximately $14,700 is adequate for our company to maintain its present level of operations through at least the second quarter of 2022. However, we must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

December 31, 2020. At December 31, 2020, our company had $4,569 (unaudited) in cash and a working capital deficit of $2,148,265 (unaudited), compared to $50,192 (unaudited) in cash and a working capital deficit of $1,967,019 (unaudited) at December 31, 2019.

Convertible Promissory Notes

As of the date of this Offering Circular, we had outstanding a total of two separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest at 9/30/21($)	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
10/23/2015	285,000	up to $600,000	23,697	10/23/2016	50% of the lowest three closing prices for the then (1) trading days immediately prior to but not including conversion date	Greentree Financial Group (Chris Cottone)	Loan
3/20/2018	48,000	48,000	19,529	3/20/2019	70% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the conversion date, whichever is lower	The Brewer Group (Jack Brewer)	Services rendered

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

Our only long-term long-term obligations relate to lease obligations for our facilities, which require us to make monthly cash payments of $5,455. These obligations run through August 2022, but a renewal of such lease for at least an additional one-year period is expected.

Capital Expenditures

We made no capital expenditures during the year ended December 31, 2020, nor during the nine months ended September 30, 2021. We do not anticipate making any such expenditures during the next twelve months.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
William Scott Tudor	62	President, Chief Executive Officer, Acting Chief Financial Officer, Secretary and Director
Frank Hariton	73	Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. There exist no family relationships among our officers and directors.

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       Certain information regarding the backgrounds of each of our officers and directors is set forth below.

William Scott Tudor has served as President, Chief Executive Officer, Acting Chief Financial Officer, Secretary and a Director or our company since January 2010. Mr. Tudor is the founder of Aqua Pure International, Inc. and GR8 Water, Inc. Mr. Tudor’s management and operational experience encompasses a wide and varied management base, including an automotive business, a four-star restaurant and a landscape/hardscape business. For over 30 years, this seasoned executive has provided innovative ideas and solutions to varied industries. For the past eight years, Mr. Tudor has been involved in intensive research and development in the Atmospheric Water Generator industry, focusing on providing an environmentally-friendly solution to our world’s water crisis.

Frank Hariton has served as a Director of our company since June 2012. Mr. Hariton brings over 40 years of experience to our company. He has been a corporate securities attorney and member of the New York bar since 1975. Mr. Hariton has a successful law practice in White Plains, New York.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2020, our Board of Directors did not hold a meeting, but took action by unanimous written consent in lieu of a meeting on three occasions.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President, William Scott Tudor, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Tudor collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
William Scott Tudor President, Chief Executive Officer, Acting Chief Financial Officer, Secretary	2020 2019	160,000* 160,000#	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	160,000* 160,000#
* $80,000 of this amount was accrued. # $85,000 of this amount was accrued.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Scott Tudor	---	---	---	---	n/a	---	n/a	---	---

Employment Agreements

We have not entered into an employment agreement with our sole officer, William Scott Tudor.

Outstanding Equity Awards

During the years ended December 31, 2020 and 2019, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

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	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned (2)	Effective Voting Power
Common Stock
Executive Officers and Directors
William Scott Tudor Frank Hariton Officers and directors, as a group (2 persons)	268,474,722(3) 101,508,700(4) 369,983,422(5)	21.48% 8.12% 29.60%	268,474,722(3) 101,508,700(4) 369,983,422(5)	15.34% 5.80% 21.14%	See Note 6 and Note 14
5% Owners
Educational Group LLC(7)	222,500,000(8)	100%	222,500,000(8)	100%
Series A Preferred Stock(9)
William Scott Tudor Frank Hariton	630,000 90,000	88.75% 11.25%	630,000 90,000	88.75% 11.25%

Series B Preferred Stock(10)
Alliance International Capital Management Group, Ltd.(11) Educational Group LLC(7) First Level Capital LLC(12) Frank Hariton Phil New Nickolas Panarella, Jr.	50,000 100,000 50,000 125,000 75,000 100,000	10.00% 20.00% 10.00% 25.00% 15.00% 20.00%	50,000 100,000 50,000 125,000 75,000 100,000	10.00% 20.00% 10.00% 25.00% 15.00% 20.00%
Series C Preferred Stock(13)
Educational Group LLC(7) Frank Hariton William Scott Tudor	212,500 70,000 166,000	46.961% 15.470% 36.685%	212,500 70,000 166,000	46.961% 15.470% 36.685%
Series D Preferred Stock(14)
William Scott Tudor	100,000	100%	100,000	100%
(1)	Based on 1,249,805,880 shares outstanding, which includes (a) 617,663,103 issued shares, (b) 61,642,777 unissued shares that underlie convertible debt instruments convertible within 60 days of the date of this Offering Circular, (c) 72,000,000 unissued shares that underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular, (d) 50,000,000 unissued shares that underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular and (e) 448,500,000 unissued shares that underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular, before this offering.
(2)	Based on 1,749,805,880 shares outstanding, which includes (a) 1,117,663,103 issued shares, assuming the sale of all of the Offered Shares, (b) 61,642,777 unissued shares that underlie convertible debt instruments convertible within 60 days of the date of this Offering Circular, (c) 72,000,000 unissued shares that underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular, (d) 50,000,000 unissued shares that underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular and (e) 448,500,000 unissued shares that underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular, after this offering.
(3)	39,474,722 of these shares are issued; 63,000,000 of these shares are unissued but underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular; and 166,000,000 of these shares are unissued but underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular.
(4)	10,008,700 of these shares are issued; 9,000,000 of these shares are unissued but underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular; 12,500,000 of these shares are unissued but underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular; and 70,000,000 of these shares are unissued but underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular
(5)	49,483,422 of these shares are issued; 72,000,000 of these shares are unissued but underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular; 12,500,000 of these shares are unissued but underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular; and 236,000,000 of these shares are unissued but underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular.
(6)	Our sole officer and a Director, William Scott Tudor, owns all of our outstanding shares of Series D Preferred Stock. As the holder of such shares, Mr. Tudor has 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Mr. Tudor will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

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(7)	Teresa Haynes is the control person of this entity.
(8)	None of these shares is issued; 10,000,000 of these shares are unissued but underlie shares of Series B Preferred Stock convertible within 60 days of the date of this Offering Circular; and 212,500,000 of these shares are unissued but underlie shares of Series C Preferred Stock convertible within 60 days of the date of this Offering Circular.
(9)	The shares of Series A Preferred Stock are convertible at any time into shares of our common stock at the rate of 100 shares of common stock for every share of Series A Preferred Stock converted. (See “Description of Securities—Series A Convertible Preferred Stock”).
(10)	The shares of Series B Preferred Stock are convertible at any time into shares of our common stock at the rate of 100 shares of common stock for every share of Series B Preferred Stock converted. (See “Description of Securities—Series A Convertible Preferred Stock”).
(11)	Trenton Smith is the control person of this entity.
(12)	Michael Friedman is the control person of this entity.
(13)	The shares of Series C Preferred Stock are convertible at any time into shares of our common stock at the rate of 1,000 shares of common stock for every share of Series C Preferred Stock converted. (See “Description of Securities—Series A Convertible Preferred Stock”).
(14)	The shares of Series D Preferred Stock have the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock.

Series D Preferred Stock

Currently, there are 100,000 shares of our Series D Preferred Stock issued and outstanding, all of which are owned by William Scott Tudor, our sole officer and one of our directors.

The shares of Series D Preferred Stock have the following voting rights: the holders of the Series D Preferred Stock shall have 100,000 times that number of votes on all matters submitted to our shareholders that is equal to the number of shares of our common stock. Mr. Tudor, as the owner of all outstanding shares of the Series D Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Series D Non-Convertible Preferred Stock”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Salary

Since 2015, we have agreed to compensate our Chief Executive Officer, William Scott Tudor, in the amount of $40,000 per quarter. Certain amounts owed to Mr. Tudor have not been paid and have been accrued. As of September 30, 2021, we owed Mr. Tudor a total of $499,202.

Stock Transactions

Since 2017, we have issued shares of our capital stock to our management, as follows:

- October 2017: we issued our Chief Executive Officer, William Scott Tudor, 100,000 shares of our Series D Non-Convertible Preferred Stock in payment of a $25,000 debt owed to Mr. Tudor.

- October 2017: we issued one of our Directors, Frank Hariton, 50,000 shares of our Series C Convertible Preferred Stock in payment of $30,000 in legal services provided by Mr. Hariton.

- February 2018: we issued Mr. Tudor 50,000,000 shares of our common stock, upon his conversion of 50,000 shares of our Series C Convertible Preferred Stock, a per share value of $.01.

- June 2018: we issued Mr. Hariton 5,000 shares of our Series C Convertible Preferred Stock in payment of $52,000 in payment legal services provided by Mr. Hariton.

- June 2018: we issued Mr. Tudor 100,000 shares of our Series A Convertible Preferred Stock in payment of $104,000 in back salary.

- March 2021: we issued Mr. Tudor 56,000 shares of our Series B Convertible Preferred Stock in payment of $56,000 in back salary.

25

- March 2021: we issued Mr. Hariton 125,000 shares of our Series C Convertible Preferred Stock in payment of $12,500 in payment legal services provided by Mr. Hariton.

- April 2021: we issued Mr. Hariton 15,000,000 shares of our common stock, upon his conversion of 150,000 shares of our Series C Convertible Preferred Stock, a per share value of $.01.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

26

F-1

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of September 30, 2021 and December 31, 2020
(Unaudited)

	September 30, 2021	December 31, 2020

Assets

Current assets
Cash and cash equivalents	$19,459	$4,569
Accounts receivable	92,204	101,123
Other receivable	6,000	6,000
Inventory	8,064	9,198
Total current assets	125,727	120,890
Non-current assets
Property and equipment, net	49,133	87,164
Intangible assets, net	93,022	103,001
Operating right-of-use asset	54,263	97,715
Goodwill	405,117	405,117
Total non-current assets	601,535	692,997

Total assets	$727,262	$813,887

Liabilities and stockholders' deficit

Current liabilities
Accounts payable	$31,086	$64,803
Due to the third parties	22,800	18,800
Accrued liabilities and others	423,474	510,616
Accrued officer compensation	499,202	516,259
Notes payable	10,200	10,200
Loans payable	146,466	130,597
Convertible notes payable (net of discount of $155,589 and	257,411	338,625
Stock to be issued	120,000	75,000
Derivative liabilities	806,091	544,331
Operating lease liabilities	57,377	59,924
Total current liabilities	2,374,107	2,269,155
Non-current liabilities
Operating lease liabilities (net of current portion)	—	42,065
Notes payable	227,658	264,258
Loans payable	228,447	331,814
Total non-current liabilities	456,105	638,137

Total liabilities	2,830,212	2,907,292

Stockholders' deficit
Preferred stock	19	17
(par value $.00001, 2,000,000 shares authorized, of which 1,852,500 and 1,682,500 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)
Common stock	5,591	2,824
(par value $.00001, 2,000,000,000 shares authorized, of which 559,141,470 and 282,406,187 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)
Additional paid in capital	7,276,887	5,163,155
Accumulated deficit	(9,385,447)	(7,259,401)
Total stockholders' deficit	(2,102,950)	(2,093,405)

Total liabilities and stockholders' deficits	727,262	813,887

See accompanying notes are an integral part of these consolidated financial statements.

F-2

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$295,983	$285,061	$785,279	$987,555
Cost of sales	102,428	152,260	361,644	433,161
Gross profit	193,555	132,801	423,635	554,394
Operating expenses
Amortization	2,216	4,716	9,980	14,147
Depreciation	6,274	20,630	38,488	61,319
Other selling, general and administrative expenses	263,266	261,900	892,323	774,642
Total operating expenses	271,756	287,246	940,791	850,108

Loss from operations	(78,201)	(154,445)	(517,156)	(295,714)
Other income (expense)
Amortization of discount to note payable	(71,836)	(5,041)	(135,986)	(8,384)
Changes in derivative liabilities expense	(349,824)	(597,736)	(1,499,964)	(997,704)
Interest expense	(46,343)	(54,170)	(133,205)	(165,019)
Gain on forgiveness of debt	19,019	—	159,964	—
Gain on asset disposal	—	—	—	7700
Other income	300	—	300	—
Total income (expense), net	(448,684)	(656,947)	(1,608,891)	(1,163,407)

Net income (loss)	$(526,885)	$(811,392)	$(2,126,047)	$(1,459,121)

Basic and fully diluted net (loss) per common share	**		**

Weighted average common shares outstanding
Basic	44,554,083	242,770,333	451,285,233	210,002,854
Dilutive	44,554,083	242,770,333	451,285,233	210,002,854
** Less than $.01

See accompanying notes are an integral part of these consolidated financial statements.

F-3

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Deficit
For the Nine Months Ended September 30, 2021 and 2020
(Unaudited)
							Total
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Deficit
Balance, December 31, 2019	1,682,500	$17	154,033,574	$1,540	$4,881,699	$(6,489,368)	$(1,606,112)

Common stock issued for partial settlements of convertible notes	—	—	103,766,899	1,038	66,012	—	67,050

Reclassification of derivative liability associated with debt conversion	—	—	—	—	150,485	—	150,485

Net loss for the period ended September 30, 2020	—	—	—	—	—	(1,459,121)	(1,459,121)

Balance, September 30, 2020	1,682,500	$17	257,800,473	$2,578	$5,098,196	$(7,948,489)	$(2,847,698)

	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Deficit
Balance, December 31, 2020	1,682,500	$17	282,406,187	$2,824	$5,163,155	$(7,259,401)	$(2,093,405)

Common stock issued for partial settlements of convertible notes	—	—	160,651,249	1,606	416,190	—	417,796

Reclassification of derivative liability associated with debt conversion	—	—	—	—	1,523,204	—	1,523,206

Common stock issued for Preferred B conversion	(100,000)	(1)	10,000,000	100	(99)	—	—

Common stock issued for Preferred C conversion	(96,000)	(0)	96,000,000	960	(959)	—	1

Common stock issued for services	—	—	10,084,034	101	11,899	—	12,000

Preferred stock B issued for services	225,000	2	—	—	22,498	—	22,500

Preferred stock C issued for services	116,000	1	—	—	115,999	—	116,000

Preferred stock C issued for subscription	25,000	—	—	—	25,000	—	25,000

Net loss for the period ended September 30, 2021	—	—	—	—	—	(2,126,047)	(2,126,047)

Balance, September 30, 2021	1,852,500 $		19 559,141,470	$5,591	$7,276,887	$(9,385,447)	$(2,102,950)

See accompanying notes are an integral part of these consolidated financial statements.

F-4

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For The Nine Months Ended September 30, 2021 and 2020
(Unaudited)

	For the Nine Months Ended
	September 30, 2021	September 30, 2020

Cash flows from operating activities
Net income (loss)	$(2,126,047)	$(1,459,121)
Adjustments to reconcile net loss to net cash (used in) operations:
Depreciation	38,488	61,319
Amortization on intangible assets	9,980	14,147
Amortization of debt discount	116,967	8,384
Gain on forgiveness of debt	(140,945)	—
Gain from asset disposal	(457)	(7,700)
Change in derivative liabilities	1,499,964	997,704
Stock issued for services rendered	94,500	—
Changes in operating assets and liabilities:
Accounts receivable	8,919	20,054
Inventory	1,134	(379)
Other current asset	—	1,659
ROU asset	43,452	42,150
Accounts payable	(33,717)	9,395
Interest payable	78,887	86,187
Accrued liabilities, officer compensation and others	89,233	107,600
Operating lease liabilities	(44,612)	(41,275)
Net cash provided by (used in) operating activities	(364,254)	(159,876)

Cash flows from investing activities
Proceed of property and equipment	—	7,700
Purchase of property and equipment	—	(16,637)
Net cash provided by (used in) investing activities	—	(8,937)

Cash flows from financing activities
Repayments to note payable	(36,600)	(49,200)
Proceeds from bank loans	253,511	414,209
Repayments to bank loans	(196,767)	(187,851)
Proceeds from the third party	17,000	—
Repayments to the third party	(13,000)	—
Proceeds from convertible notes payable	285,000	20,000
Proceeds from issuance of preferred shares	70,000	—
Net cash provided by financing activities	379,144	197,158

Net increase (decrease) in cash and cash equivalents	14,890	28,345

Cash and cash equivalents,
Beginning of the period	4,569	50,192
End of the period	$19,459	$78,537
Supplemental disclosure of cash flow information:
Cash paid for interest	$48,938	$77,174
Cash paid for income tax	$—	$—

Non-cash investing and financing activities:
Common stock issued for settlement of notes payable	$—	$—
Stock issued to settle partial accrued interest	$162,897	$29,049
Stock issued to settle partial convertible notes	$255,200	$38,000
Notes payable issued with convertible notes	$48,000	$—
Debt discount related to derivative liabilities	$285,000	$20,000
Derivative liability settled upon conversion	$1,523,204	$—
Preferred stock issued for settlement of accrued payrolls	$56,000	$—

See accompanying notes are an integral part of these consolidated financial statements.

F-5

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

NOTE 1- Description of Business and Basis of Presentation

Organization and Description of Business

Water Technologies International, Inc. was originally incorporated as Latitude Industries, Inc. ("Latitude") in the State of Florida on April 21, 2005 and manufactured custom powerboats. Later in 2005 Latitude engaged in a reorganization transaction with Cypress International Inc., a Delaware corporation ("Cypress"), to acquire its shareholder base. After the reorganization, both Latitude and Cypress continued to exist and had separate tax identification numbers. Cypress was dissolved in 2006. On May 19, 2011, the Company changed its name to Water Technologies International Inc. and entered its present line of business.

On May 5, 2011, the Company entered into a Plan of Exchange agreement (the “Plan of Exchange”) between and among the Company, GR8 Water Inc. (“GR8”), a Florida Corporation, the shareholders of GR8 (“GR8 Shareholders”) and Ms. Carolina Hernandez and Mr. Orlando Hernandez, the Majority Shareholders of the Company. Pursuant to the Plan of Exchange, the Company acquired 26,100,000 shares of GR8 Common Stock, representing 100% ownership in GR8, in exchange for a new issuance of 583,159 shares of Company’s Common Stock to the GR8 shareholders. The parties intended that the transactions qualify and meet the Internal Revenue Code requirements for a tax-free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

The transaction resulted in a change in control of the Company. The Company and GR8 were hereby reorganized, such that the Company acquired 100% capital stock of GR8, and GR8 Water Inc., as well as its two 100%-owned subsidiaries, Aqua Pure International Inc. and Water Technologies International LLC, which became wholly-owned subsidiaries of the Company.

The reorganization between the Company and GR8 has been accounted for as a reverse acquisition and recapitalization of the Company whereby GR8 is deemed to be the accounting acquiree (legal acquiree) and the Company to be the accounting acquirer (legal acquirer). The accompanying consolidated financial statements are in substance those of GR8 and its subsidiaries, with the assets, liabilities, revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of GR8. Accordingly, the accompanying consolidated financial statements include the following:

(1)              The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)                The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

On May 23, 2018, the Company completed the acquisitions of Water Zone Inc., a Florida corporation based in West Palm Beach, FL (“Water Zone”). Pursuant to the acquisition agreement, the Company agreed to pay the seller a cash payment of $300,000 and a promissory note for $355,000 as consideration for the acquisition of 100% ownership of Water Zone.

Water Technologies International Inc., GR8, as well as GR8’s two 100%-owned subsidiaries, Aqua Pure International Inc. and Water Technologies International LLC, and Water Zone Inc. are hereinafter referred to as (the “Company”).

F-6

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

Basis of Presentation

The accompanying consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned or controlled operating subsidiaries. All significant intercompany balances and transactions have been eliminated upon consolidation.

NOTE 2- Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and costs and expenses during the reporting period. These accounts and estimates include, but are not limited to, the valuation of trade receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

 Risks and Uncertainties

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported in Wuhan, China. The COVID- 19 outbreak in the United States has caused business disruption due to mandated and voluntary closings and restrictions on movement and activities of many businesses. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings. Therefore, the Company expects this matter to adversely impact its operating results, and the Company’s ability to collect accounts receivables as the customers face higher liquidity and solvency risk. However, the related financial impact and the magnitude and overall effectiveness of this pandemic duration cannot be reasonably estimated at this time.

 Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less of the purchase date of such investments.

 Accounts Receivable and Allowance for Doubtful Account

Accounts receivable are recorded at gross amounts due to the Company and it does not bear interest. Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is

F-7

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. There was no allowance for bad debt for the nine months ended September 30, 2021.

Inventories

Inventories are stated at the lower of cost or net realized value, cost being determined using the first-in first- out (“FIFO”) method. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company’s inventory is comprised of machine components and finished goods.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on a straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values. The estimated useful lives used for consolidated financial statements purposes are:

Vehicle ......................................................... 3 ~ 5 years

Machinery and equipment...............................3 ~ 5 years

Furniture and fixture....................................... 3 ~ 7 years

Leasehold improvement.................................. 3 ~ 15 years

 Maintenance and repairs are charged to expense when incurred, while capital expenditures that enhance the value or materially extend the useful life of the related assets are capitalized and reflected as additions to property and equipment. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Other income (expense) section of the Consolidated Statement of Operations.

Impairment of Long-lived Assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets, other than goodwill and acquisition-related intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset may not be recoverable. For long-lived assets used in operations, including operating lease ROU assets, impairment losses that are only recorded in the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. Measurement of the impairment losses are based on the difference between the carrying amount and estimated fair value. No impairment loss on long-lived assets were recognized during the nine months ended September 30, 2021.

F-8

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

Intangible Assets, Net

The Company developed several patents for its products. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once the patents are approved by the authority.

The Company registered “Great Water” as its Trademark with the United States Patent and Trademark Office in 2008. Costs associated with submitting the applications for the Trademark have been capitalized. The Company reviews for impairment of the Trademark whenever events or changes in circumstances indicate that the carrying amount of the Trademark may not be recoverable. In the event of impairment, the asset is written down to its fair market value. No impairment loss was recognized during the nine months ended September 30, 2021.

Impairment of Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believe such assumptions are also comparable to those that would be used by other marketplace participants.

Operating Lease Right-of-Use Assets

The Company adopted a new lease standard under ASU 2016-02, Leases (Topic 842). The Company’s operating leases are presented in operating lease right-of-use (ROU) assets and operating lease liabilities on the Company’s balance sheets for the operating leases more than twelve months. ROU assets represent the Company’s right to control the use of an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of future lease payments. The Company determines its incremental borrowing rate based on information available at lease commencement date to calculate the present value of future lease payments. Lease expenses are recognized on a straight-line basis over the lease term.

Borrowings

Borrowings are initially recognized at fair value, net of transaction costs incurred. Balances from borrowings are subsequently measured at amortized cost using the effective interest method.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least twelve months after the date of the balance sheet. All interest-related charges are included within other expense sections on the statements of income.

F-9

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the FASB Accounting Standards Codification No. 815, “Derivatives and Hedging” since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible notes and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments. All interest-related charges are included within Other (expense) sections on the Consolidated Statements of Operations.

Derivative Liabilities

Under Financial Accounting Standard Board (“FASB”), U.S. GAAP, Accounting Standards Codification, “Derivatives and Hedging”, ASC Topic 815 (“ASC 815”) requires that all derivative financial instruments be recorded on the balance sheet at fair value. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and requiring judgment and estimates.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company recorded a debt discount against the face amount of the respective debt instrument and offset to Additional Paid in Capital. When the Company records a debt discount which is not a conventional convertible debt, the fair value of the beneficial conversion feature is recorded as a derivative liability with an offset against the face amount of the respective debt instrument which is and amortized over the term of the debt.

Revenue Recognition

On January 1, 2018, the Company adopted Topic 606, Revenue from contracts with customers using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018.

Substantially all of the Company’s revenue is recognized at the time control of the products transfer to the customer. The Company measures revenue based on the amount of consideration the Company expects to be entitled to in exchange for those goods. The transaction price the Company expects to be entitled to is primarily comprised of product revenue, net of returns and variable other consideration, including sales discounts and market development funds provided to customers. The Company determines variable consideration by estimating the most likely amount of consideration the Company expect to receive from the customers based on historical analysis.

Research and Development

Research and development expenses include third-party development and programming costs associated with product development expense incurred to the research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or

F-10

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

use. Such costs related to products development are included in research and development expense until the point that technological feasibility is reached.

Stock Based Compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

In June 2018, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share- based payments to non-employees and employees will be substantially aligned.

Net Loss Per Share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Convertible debentures and preferred stock conversions are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be

F-11

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

 measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the nine months ended September 30, 2021, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2021, the Company did not have any significant unrecognized uncertain tax positions.

Fair Value Measurements of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB ASC No. 820, Fair Value Measurements, which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities.

The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three-tier hierarchy of inputs is summarized in the three broad levels below:

•	Level 1 – inputs are unadjusted quoted market prices in active independent markets for identical assets and liabilities;
•	Level 2 – inputs are directly or indirectly observable estimates from quotes for similar but not identical assets and liabilities, market trades for identical assets not actively traded, or other external independent means;
•	Level 3 – inputs are unobservable and reflect assumptions on the part of the reporting entity.

The carrying values of the Company’s cash and cash equivalents, receivables, inventories, accounts payable, and accrued liabilities approximate their fair value due to their short-term nature. The Company’s loan and convertible notes payable are measured at amortized cost.

The derivative liabilities are stated at their fair value as a level 3 measurement. The Company used the Lattice Bi-nominal Option Pricing Model to determine the fair values of these derivative liabilities. See Note 7 for the Company’s assumptions used in determining the fair value of these financial instruments.

Related Party Transactions

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-12

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. Material related party transactions were disclosed in Note 13 in the financial statements.

Recent Accounting Standards

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments”, which modifies the measurement of expected credit losses of certain financial instruments in Topic 326. The updated standard adopts a current expected credit loss (CECL) model that requires financial institutions to immediately record the full amount of expected credit losses in their loan portfolios, instead of waiting until the losses qualify as “probable.” The FASB expects the shift to the CECL model to produce more timely and relevant information. The ASU is effective for nonpublic companies for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-13 on its financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company and its Subsidiaries’ consolidated financial statements.

NOTE 3- Property and Equipment, Net

Property and equipment, net consist of the following:

September 30, 2021
Vehicles	$188,877
Equipment and machinery	362,970
Furniture and fixtures	16,091
Leasehold improvements	39,095
(Less) accumulated depreciation	(557,900)
Total property and equipment, net	$49,133

F-13

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

During the nine months ended September 30, 2021, the Company had depreciation expenses of $38,488.

NOTE 4- Intangible Assets, Net

Intangible assets consisted of the following:

September 30, 2021
Patent	$148,932
Trademark	10,000
License	30,000
(Less) accumulated amortization	(95,911)
Total intangible assets, net	$93,022

During the nine months ended September 30, 2021, the Company had amortization expenses of $9,980.

Patents

On May 18, 2010, the Company filed a patent application for the Atmospheric Water Generator (“AWG”) and filtration units with United States Patent and Trademark Office (“USPT office”) and filed another patent application with Patent Convention Treaty to obtain global protection on May 10, 2011. The applications for patent in China and South Africa were approved in 2013, the approval in South Korea was obtained in 2014, and the approval in US was obtained in 2015. In addition, the application for the same patent in Brazil was abandoned and the related cost of approximately $16,000 was recognized as expense during the first quarter of 2017. On November 23, 2017, the application for patent in Mexico was approved. The Company currently does not have any pending patent application.

On September 9, 2015, the Company entered into certain Assignment Agreements with Ser-Manukyan Family Holdings, Inc. (the “Assignor”), pursuant to which the Company was assigned 2 patents related to APPARATUS AND METHOD FOR A SPLIT TYPE WATER EXTRACTOR AND WATER DISPENSER in exchange for the issuance of 13,000,000 shares of common stock of the Company to the Assignor. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.0035 per share. The transaction was independently negotiated between the Company and the Assignor. The Company evaluated the transaction based on the fact that the Company had nominal trading volume for its stock, and had negative shareholder equity at the time of issuance. The issuance of stock for patents assignment preserved the limited cash available currently in the Company. Accordingly, the Company recorded patent of $45,500 in this transaction, and amortized the cost, legal fees and other costs associated with obtaining these patents over the useful life of each patent using the straight-line method. During the nine months ended September 30, 2021, the Company had amortization expenses of $6,647.

The related cost and amortization expenses of each patent are set forth in the table below.

September 30, 2021

Patents - Mexico	$37,536
Patent in China	8,458

F-14

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

Patent in South Africa	9,438
Patent in South Korea	16,000
Patent in US	16,000
Patents assigned	45,500
Patent in Brazil	16,000
148,932
(Less) accumulated amortization	(65,912)
Total Patents, net	$83,020

Trademark

The Company registered “Great Water” as its Trademark for the Atmospheric Water Generator (“AWG”) and filtration units with the United States Patent and Trademark Office in 2008. Costs associated with submitting the applications for the Trademark in amount of $10,000 have been capitalized. The Company reviews for impairment of the Trademark whenever events or changes in circumstances indicate that the carrying amount of the Trademark may not be recoverable. In the event of impairment, the asset is written down to its fair market value. The Company determined no impairment adjustment was necessary for the nine months ended September 30, 2021.

License

On May 17, 2018, the Company had entered into a Licensing agreement with OriginClear, Inc. a Nevada corporation based in Los Angeles, California, engaging in the business of developing, manufacturing and marketing industry-leading products and services in wastewater treatment and water remediation for the oil and gas, algae, and feed industries as well as others rejecting or using large volumes of water. Pursuant to the Licensing agreement, the Company agreed to pay $30,000 or issue OriginClear, Inc. 4,000 shares of Series C Preferred Stock in exchange for the technology licenses allowing the Company to sell the equipment for use in the industry for a period of three years. Accordingly, the Company capitalized license of $30,000 and amortized it over three years. During the nine months ended September 30, 2021, the Company had amortization expenses of $3,334.

September 30, 2021

License	$30,000
(Less) accumulated amortization	(30,000)
Total license, net	$—

NOTE 5- Goodwill

As of September 30, 2021, the Company had goodwill of $405,117 in connection with the acquisition of Water Zone on May 23, 2018. The Company determined no impairment adjustment was necessary for the periods presented.

On May 23, 2018, the Company completed the acquisitions of Water Zone Inc., a Florida corporation based in West Palm Beach, FL (“Water Zone”). Pursuant to the acquisition agreement, the Company agreed to pay the seller

F-15

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

a cash payment of $300,000 and a promissory note for $355,000 as consideration for the acquisition of 100% ownership of Water Zone.

NOTE 6- Convertible Notes Payable

As of September 30, 2021, the Company had convertible notes payable in amount of $413,000 and unamortized debt discount was $155,589. The breakdown of the convertible notes payable was set forth in the table below.

September 30, 2021

Convertible note – Line of Credit (A)	$555,000
Convertible note for 2017 services rendered (B)	45,000
Convertible note for 2018 services rendered (C)	50,000
Convertible note for 2018 services rendered, amended (D)	30,000
Convertible note – Brewer (E)	48,000
Convertible note – OriginClear (F)	80,000
Convertible note – L&H (G)	30,000
(Less) partial conversion and repayment	(425,000)
Total convertible notes payable, net	$413,000

All of the Company’s notes payable are convertible at a discount to market are considered embedded derivatives.

The Company’s convertible notes have been evaluated with respect to the terms and conditions of the conversion features contained in the notes to determine whether they represented or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in all of the principal balances of notes, represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the notes are reflected in the Company’s balance sheet as liabilities. The fair value of the derivative financial instrument of the convertible notes were measured using the Lattice Bi-nominal Option Pricing Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. Refer to Note 7 for the derivative liabilities associated with the convertible notes payable as of September 30, 2021.

(A)	Line of Credit

On October 23, 2015, the Company issued an unrelated third party (the “Note Holder”) a 15% promissory note (the “LOC Note”), pursuant to which the Note Holder agreed to invest total amount up to $500,000 into the Company for working capital. On February 9, 2021, the Company entered into the addendum and received additional $75,000 to this LOC Note. On April 19, 2021, the Company entered into the addendum and received additional

F-16

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

 $210,000 to this LOC Note. The LOC Note is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 50% of the average of the lowest 3 closing prices for the ten (10) trading days immediately prior to but not including the Conversion Date.

On January 21, 2021, a portion of principal and accrued interest of the LOC Note in the amount of $16,200 and $8,872, respectively were converted into 26,959,140 shares of common stock of the Company at the conversion price of $0.00093 per share.

On March 24, 2021, a portion of principal and accrued interest of the LOC Note in the amount of $80,928 and $46,909, respectively were converted into 35,808,683 shares of common stock of the Company at the conversion price of $0.00357 per share.

On September 21, 2021, a portion of principal and accrued interest of the LOC Note in the amount of $23,072 and $6,291, respectively were converted into 5,908,048 shares of common stock of the Company at the conversion price of $0.00497 per share.

As of September 30, 2021, the outstanding balance of the line of credit note was $285,000, and unamortized debt discount from derivative liability was $155,589. The Company recorded interest expense of $38,929 and amortization of $135,986 related to the LOC Note during the nine months ended September 30, 2021. The total outstanding balances of this LOC Note are not past due, and the accrued interest was $23,697 as of September 30, 2021.

(B)	2017 Service Note Payable

On April 20, 2017, the Company issued an unrelated Consultant (the “Consultant”) a 12% promissory note (the “2017 Services Note”) in the principal amount of $45,000 for services rendered in 2017, pursuant to which the Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2017 Services Note into the shares of the common stock of the Company at a conversion price of $.0005 per share or 50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the Conversion Date, whichever is lower.

 On April 23, 2018, The Company paid a portion of principal of the 2017 Service Note in the amount of $10,000.

On May 25, 2021, the remaining portion of principal and accrued interest of the 2017 Service Note in the amount of $25,000 and $18,110, respectively were converted into 10,025,581 shares of common stock of the Company at the conversion price of $0.0043 per share. The Company recorded $10,000 as a gain on forgiveness of debt in the statement of operation for the remaining balance of the principal.

At September 30, 2021, the outstanding balances of the convertible note and the related accrued interest were both $0. The Company recorded interest expense of $1,575 related to the 2017 Service Note during the nine months ended September 30, 2021.

(C)	2018 Service Note Payable

On March 24, 2018, the Company issued an unrelated Consultant (the “Consultant”) a 12% promissory note (the “2018 Services Note”) in the principal amount of $50,000 for services rendered in 2018, pursuant to which the

F-17

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2018 Services Note into the shares of the common stock of the Company at a conversion price of $.005 per share or 50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the Conversion Date, whichever is lower.

On April 9, 2021, the remaining portion of principal and accrued interest of the 2018 Service Note in the amount of $50,000 and $37,680, respectively were converted into 10,599,086 shares of common stock of the Company at the conversion price of $0.003 per share.

At September 30, 2021, the outstanding balances of the convertible note and the related accrued interest were both $0. The Company recorded interest expense of $2,500 related to the 2018 Service Note during the nine months ended September 30, 2021.

(D)	2018 Amended Service Note Payable

On August 10, 2018, the Company amended the 2018 Services Agreement with the same Consultant to increase the services fee from $50,000 to $80,000 due to the increasing workload after the acquisition with Water Zone. Accordingly, the Company issued the Consultant a 12% promissory note (the “2018 Services Note II”) in the principal amount of $30,000, pursuant to which the Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2018 Services Note II into the shares of the common stock of the Company at a conversion price of $.005 per share or 50% of the lowest trading price for the ten (10) trading days immediately prior to but not including the Conversion Date, whichever is lower.

On April 9, 2021, the remaining portion of principal and accrued interest of the 2018 Amended Service Note in the amount of $30,000 and $2,518, respectively, plus $1,500 conversion cost reimbursement were converted into 29,067,581 shares of common stock of the Company at the conversion price of $0.003 per share.

On September 21, 2021, the remaining portion of accrued interest of the 2018 Amended Service Note in the amount of $19,727 was converted into 4,811,463 shares of common stock of the Company at the conversion price of $0.0041 per share.

At September 30, 2021, the outstanding balances of the convertible note and accrued interest were both $0. The Company recorded interest expense of $4,303 related to the 2018 Amended Service Note during the nine months ended September 30, 2021.

(E)	Brewer Note Payable

On March 20, 2018, the Company issued an unrelated Noteholder (the “Noteholder”) a 15% convertible promissory note (“Brewer Note”) in the amount of $48,000 for services rendered.

Brewer Note bears interest at a rate of 15% per annum and 20% default rate. Brewer Note is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price of 70% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the conversion date, and the Note Holder should be reimbursed for the conversion cost by adding $1,500 to the Principal of Brewer Note for each note conversion effected by Note Holder.

F-18

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

 As of September 30, 2021, the outstanding balance of Brewer Note was $48,000 and this Note is currently in default due to non-payment when due. During the nine months ended September 30, 2021, the Company recorded default interest expense of $4,813 related to the Brewer Note and the accrued interest payable was $19,529 as of September 30, 2021.

(F)	OriginClear Note Payable

On May 18, 2018, the Company issued an unrelated Noteholder (the “Noteholder”) a 10% promissory note (“OriginClear Note”) in the principal amount of $80,000 for cash payment of $80,000, pursuant to which the Noteholder, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of OriginClear Note into the shares of the common stock of the Company at a conversion price of $.01 per share or 65% of the lowest trading price for the ten (10) trading days immediately prior to but not including the Conversion Date, with a floor of $.0001 per share, whichever is lower.

At September 30, 2021, the carrying value of OriginClear Note was $80,000, and the debt discount was amortized in full. The Company recorded interest expense of $12,133 during the nine months ended September 30, 2021. OriginClear Note is currently past due and accrued interest was $64,200 as of September 30, 2021.

(G)	L&H Note Payable

 On October 9, 2018, the Company issued an unrelated Noteholder (the “Noteholder”) a 12% promissory note (“L&H Note”) in the principal amount of $30,000 for cash payment of $27,000, net of original issuance discount of $3,000, pursuant to which the Noteholder, at its options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the Note into the shares of the common stock of the Company at a conversion price equal to 50% of the lowest trading price for the ten (10) trading days immediately prior to but not including the Conversion Date.

On February 12, 2021, a portion of principal and accrued interest of the L&H Note in the amount of $15,000 and $20,563, respectively were converted into 32,330,000 shares of common stock of the Company at the conversion price of $0.0011 per share.

On April 7, 2021, the remaining portion of principal and accrued interest of the L&H Note in the amount of $15,000 and $425, respectively were converted into 5,141,667 shares of common stock of the Company at the conversion price of $0.003 per share.

At September 30, 2021, the outstanding balances of the L&H note and the related accrued interest were both $0. The Company recorded interest expense of $3,135 related to the L&H Note during the nine months ended September 30, 2021.

NOTE 7- Derivative Liabilities

Notes that are convertible at a discount to market are considered embedded derivatives.

The Company’s convertible note has been evaluated with respect to the terms and conditions of the conversion features contained in the note to determine whether they represent embedded or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in the

F-19

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

notes totaled $413,000 and represent a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Lattice Bi-nominal Option Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion.

For the nine months ended September 30, 2021, the Company reclassified $1,523,204 of derivative liabilities into additional paid in capital due to the conversion of a portion of principal and the accrued interest in the various convertible notes in the amount of $255,200 and $162,897, respectively, into 160,651,249 shares of common stock.

As of September 30, 2021, the Company’s derivative liabilities are embedded derivatives associated with the Company’s convertible notes payable in Note 6. The Company measured the fair value of the derivative liabilities as $806,091 on September 30, 2021 and recorded changes in derivative liabilities in the amount of $1,499,964 during the nine months ended September 30, 2021.

The valuation of the derivative liabilities to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Model using the following assumptions:

September 30, 2021
Volatility	149.93% - 232.84%
Risk-free interest rate	0.09% - 0.12%
Expected term (year)	0.01 – 1

 The following is a schedule of convertible notes payable from December 31, 2020 to September 30, 2021.

Note #	Issuance	Maturity	Principal Balance 12/31/2020	Fair Value 12/31/2020	Initial Derivative Liability	Conversion and Adjustment	Market to Market Changes	Fair Value 09/30/2021
A	1/08/2019 -	On demand	$120,200	$155,553	$285,000	$(120,200)	$134,569	$454,922
	3/24/2021
B	4/20/2017	4/20/2018	35,000	65,882	—	(35,000)	(30,882)	—
C	3/24/2018	3/24/2019	50,000	94,118	—	(50,000)	(44,118)	—
D	8/10/2018	8/10/2019	30,000	56,471	—	(30,000)	(26,471)	—
E	3/20/2018	3/20/2019	—	—	48,000	—	69,647	117,647
F	5/18/2018	5/18/2019	80,000	115,837	—	—	117,685	233,522
G	10/9/2018	10/9/2019	30,000	56,470	—	(30,000)	(26,470)	—
			$345,200	$544,331	$333,000	$(265,200)	$193,960	$806,091

NOTE 8- Notes Payable

On January 1, 2016, the Company issued its landlord a 12% promissory note in the principal amount of $10,200 (the “Note 1”) to settle the accrued rents payable as of December 31, 2015 in amount of $10,224. The Note 1 was due on December 31, 2016 and bears the interest at a rate of 12% per annum, payable at the end of each quarter. According to the Note 1, both principal and accrued interest should be converted into a mutually agreed amount of

F-20

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

common shares of the Company when due. During the nine months ended September 30, 2021, the Company recorded interest expenses of $921 related to Note 1, and accrued interest was $7,062 as of September 30, 2021.

In connection with the acquisition of Water Zone in May 2018, the Company issued the seller a 7% promissory note in the principal amount of $355,000 (the “Note 2”) payable in three equal annual payments in the amount of $135,840. The Note 2 is secured by the Security Instruments as defined in Note 2. This Note 2 is currently past due. The Company paid a portion of principal amount of $2,200 during the nine months ended September 30, 2021. At September 30, 2021, the carrying value of the Note 2 was $232,058. During the nine months ended September 30, 2021, the Company recorded interest expenses of $12,873 related to Note 2, and accrued interest expenses of $72,252 as of September 30, 2021.

NOTE 9- Loans Payable

Short-term loans payable

At September 30, 2021, the total outstanding short-term loan payable balances were $146,466, net of discount of $37,125. The Company recorded $45,548 of interest expenses for the short-term loans payable for the nine months ended September 30, 2021.

On August 11, 2021, the Company entered into another agreement of sale of future receipts with Liberty Funding Solutions (“Liberty”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $140,000. Net proceeds from this transaction were $95,000 and were net of an initial processing fee of $5,000 and applicable financing costs, calculated at an APR of 32%. Under the terms of the agreement, borrowings are payable in equal weekly installments to Liberty of approximately $3,500, subject to change at the Company’s discretion, over a term of approximately nine months. At September 30, 2020, the unpaid balance remaining under the loan was $115,500, and unamortized loan discount was $37,125.

The Company’s current portion of auto loan outstanding balance was $12,453 as of September 30, 2021.

The Company’s current portion of PPP and SBA loan outstanding balance was $55,638 as of September 30, 2021.

In December 2019, the Company entered into a short-term business loan with QuarterSpot, for the amount of $135,000. The interest for this loan is 20% per annum. The Company paid the remaining balance of loan on August 13, 2021 and there was no loan balance under this loan as of September 30, 2021.

On February 5, 2020, the Company entered into an agreement of sale of future receipts with Libertas Funding LLC (“Libertas”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $177,500. Net proceeds from this transaction were $121,250 and were net of an initial processing fee of $3,750 and applicable financing costs. The Company paid the remaining balance of loan and there was no loan balance under this loan as of September 30, 2021.

On March 16, 2021, the Company entered into an agreement of sale of future receipts with Liberty Funding Solutions (“Liberty”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $82,800. Net proceeds from this transaction were $57,600 and were net of an initial processing fee of $2,400 and applicable financing costs. The Company paid the remaining balance of loan on August 11, 2021 and there was no loan balance under this loan as of September 30, 2021.

F-21

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

Long-term loans payable

Auto loan payable

As of September 30, 2021, the Company had three auto loan agreements with two financing institutions. As of September 30, 2021, the Company’s total auto loan balances were $40,156 and $12,453 were classified as short- term liabilities. The auto loans bear an approximate interest rate of 6.21 % to 10.46% per annum. For the nine months ended September 30, 2021, the Company recorded $2,910 in interest expense for the auto loans.

PPP loan playable

On May 10, 2020, The Company received a loan proceeds from the Small Business Administration (SBA) in the amount of $130,945, pursuant to the Paycheck Protection Program (“PPP”) with a maturity date of May 10, 2022. This loan has been fully forgiven as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) and was recognized as a gain on forgiveness of debt in the amount of $130,945.

On February 2, 2021, The Company received loan proceeds from the Small Business Administration (SBA) in the amount of $100,911, pursuant to the Paycheck Protection Program (“PPP”) established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The outstanding PPP loan amount at September 30, 2021 was $100,911.

SBA loan payable

On September 4, 2020, the Company received loan proceeds from the SBA in amount of $150,000, pursuant to the Economic Impact Disaster Loans (“EIDL”) established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). It was a thirty-year loan with an interest rate of 3.75% per annum. Payments on EIDL loans are deferred for one year, the accrued interest of $5,723 as of September 30, 2021 was capitalized to the loan principal. For the nine months ended September 30, 2021, the Company recorded interest expenses of $4,477 related to this SBA loan, and the outstanding SBA loan amount was $155,472 as of September 30, 2021.

Long-term debt matures as follows:

September 30,	Auto Loan	PPP/SBA Loan	Total
2022	$12,453	$55,638	$68,091
2023	12,453	55,638	68,091
2024	10,832	5,182	16,014
2025	3,786	5,182	8,968
2026	632	5,182	5,814
Thereafter	—	129,560	129,560
Total	$40,156	$256,382	$296,539

F-22

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

NOTE 10- Lease

Beginning on the January 1, 2019, the Company has elected to adopt ASU 2016-02, “Leases (Topic 842),” which, for operating leases, requires a lessee to recognize an operating lease right-of-use asset and an operating lease lability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis.

In June 7, 2018, the Company amended a lease agreement for the existing lease agreement on the Company’s office and warehouse expiring on August 31, 2022. As of September 30, 2021, operating lease right-of-use asset and total operating lease liability amounted to $54,263 and $57,377, respectively. Total lease expense for the operating lease was $46,501 for the nine months ended September 30, 2021.

NOTE 11- Shareholders’ Equity

As of September 30, 2021, the Company had 800,000 shares of Series A Convertible Preferred Stock, 500,000 shares of Series B Convertible Preferred Stock, 452,500 share of Series C Convertible Preferred Stock and 100,000 shares of Series D Preferred Stock issued and outstanding. As of September 30, 2021, the Company had 559,141,470 shares of common stock issued and outstanding.

As of September 30, 2021, the Company was authorized to issue 2,000,000,000 shares of common stock, $.00001 par value, and 2,000,000 shares of preferred stock, $.00001 par value, of which (a) 800,000 shares were designated as Series A Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (b) 600,000 shares were designated as Series B Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (c) 500,000 shares were designated as Series C Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one thousand (1,000) shares of fully paid and non-assessable shares of Common Stock; and (d) 100,000 shares were designated as Series D Preferred Stock, which shall have one hundred thousand (100,000) times that number of votes on all matters submitted to the common shareholders, but no conversion rights.

On January 21, 2021, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $16,200 and $8,872, respectively were converted into 26,959,140 shares of common stock of the Company at the conversion price of $0.00093 per share.

On January 29, 2021, 23,500,000 shares of common stock were issued in exchange of 23,500 Series B Preferred shares.

On February 8, 2021, the Company issued 10,084,034 shares of common stock in settlement of a consulting service at the conversion price of $0.0011 per share.

On February 12, 2021, a portion of principal and accrued interest of the L&H Note in the amount of $15,000 and $20,563, respectively were converted into 32,330,000 shares of common stock of the Company at the conversion price of $0.0011 per share.

F-23

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

 On March 24, 2021, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $80,928 and $46,909, respectively were converted into 35,808,683 shares of common stock of the Company at the conversion price of $0.00357 per share.

On March 10, 2021, 125,000 shares of Series B Preferred Stock were issued to the Company’s director for legal services.

On March 10, 2021, 100,000 shares of Series B Preferred Stock were issued to a legal advisor for services.

 On March 10, 2021, 60,000 shares of Series C Preferred Stock were issued to a consulting advisor for services. On March 10, 2021, the Company issued 56,000 shares of Series C Preferred Stock to its Chief Executive Officer to settle a portion of the accrued officer compensations.

On April 7, 2021, the remaining principal and accrued interest of the L&H Note in the amount of $15,000 and $425, respectively were converted into 5,141,667 shares of common stock of the Company at the conversion price of $0.003 per share.

On April 19, 2021, 25,000,000 shares of common stock were issued in exchange of 25,000 Series B Preferred shares.

On April 21, 2021, a portion of principal and fee of the 2018 Service Note in the amount of $119,000 and $2,699, respectively were converted into 39,666,667 shares of common stock of the Company at the conversion price of $0.003 per share.

On April 30, 2021, 15,000,000 shares of common stock were issued in exchange of 15,000 Series B Preferred shares.

On May 25, 2021, the remaining portion of principal and accrued interest of the 2017 Service Note in the amount of $25,000 and $18,110, respectively were converted into 10,025,581 shares of common stock of the Company at the conversion price of $0.0043 per share.

On June 10, 2021, 25,000 shares of restricted Series C Preferred shares were issued for the subscription purchase.

On July 16, 2021, 10,000,000 shares of common stock were issued in exchange of 10,000 Series B Preferred shares.

On September 1, 2021, 32,500,000 shares of common stock were issued in exchange of 32,500 Series C Preferred shares.

On September 21, 2021, a portion of principal and accrued interest of the LOC Note in the amount of $23,072 and $6,291, respectively were converted into 5,908,048 shares of common stock of the Company at the conversion price of $0.00497 per share.

On September 21, 2021, the remaining portion of accrued interest of the 2018 Amended Service Note in the amount of $19,727 was converted into 4,811,463 shares of common stock of the Company at the conversion price of $0.0041 per share.

F-24

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

 NOTE 12- Commitment and Contingencies

As of September 30, 2021, the Company had stock to be issued in amount of $120,000 due to the followings:

On April 6, 2018, the Company entered into an advisory service agreement with a Consultant for capital markets strategies, marketing, media and event management and cash proceeds of $200 in exchange for total 10,000,000 shares of Common Stock of the Company, of which 5,000,000 shares were issued on June 25, 2018 and 5,000,000 shares will be issued on or before October 6, 2018. The agreement had a term of twelve months effective from April 6, 2018 ending April 6, 2019. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.015 per share. The second tranche of 5,000,000 shares, in the estimated amount of $75,000, were not issued as of the date of this report.

During the third quarter of 2021, the Company received $45,000 in advance as consideration for purchase of 45,000 shares of Preferred C Series.

As of September 30, 2021, the Company had due to the third parties in the amount of $22,800, which borrowed from third parties for daily operating expenses.

NOTE 13- Related Party Transactions

The Company follows FASB ASC NO. 850-10 for the identification of related parties and disclosure of related party transactions.

The Company agreed to compensate $40,000 per quarter its Chief Executive Officer, William Scott Tudor, since 2015. Accordingly, the Company recognized a total of $40,000 in officer compensation during the nine months ended September 30, 2021. The expenses recognized as officer compensation have been included in selling, general and administrative expenses in the accompanying Consolidated Statements of Operations.

On March 10, 2021, the Company issued 56,000 shares of Series C Preferred Stock to its Chief Executive Officer to settle a portion of the accrued officer compensations.

As of September 30, 2021, the balance of accrued officer compensation was $499,202.

NOTE 14- Going Concern

These consolidated financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of September 30, 2021, the Company had an accumulated deficit of $9,385,447. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business

F-25

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2021

 opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 15- Subsequent Events

In accordance with ASC Topic 855-10 “Subsequent Events”, the Company has evaluated its operations subsequent to September 30, 2021 to the date these consolidated financial statements were issued, and determined that there were subsequent events or transactions that required recognition or disclosure in the financial statements.

On October 22, 2021, 32,500,000 shares of common stock were issued in exchange of 32,500 Series C Preferred shares.

On October 29, 2021, the Company entered into a subscription agreement for purchase of 45,000 Shares of Preferred Series C by Educational Group, LLC. The Company received $45,000 as a consideration during the three months ended September 30, 2021.

F-26

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of December 31, 2020 and December 31, 2019
(Unaudited)

	December 31, 2020	December 31, 2019

Assets

Current assets
Cash and cash equivalents	$ 4,569	$ 50,192
Accounts receivable	101,123	84,651
Other receivable	6,000	6,000
Inventory	9,198	61,919
Other current asset	-	1,659
Total current assets	120,890	204,421

Non-current assets
Property and equipment, net	87,164	152,475
Intangible assets, net	103,001	121,865
Operating right-of-use asset	97,715	154,132
Goodwill	405,117	405,117
Total non-current assets	692,997	833,589

Total assets	$ 813,887	$ 1,038,010

Liabilities and stockholders' deficit

Current liabilities
Accounts payable	$ 64,803	$ 31,812
Other payable	18,800	18,800
Accrued liabilities and others	510,616	320,789
Accrued officer compensation	516,259	472,493
Notes payable	10,200	10,200
Loans payable	130,597	221,770
Convertible notes payable (net of discount of $6,575 and $0, respectively)	338,625	379,000
Stock to be issued	75,000	75,000
Derivative liabilities	544,331	585,550
Operating lease liabilities	59,924	56,026
Total current liabilities	2,269,155	2,171,440

Non-current liabilities
Operating lease liabilities (net of current portion)	42,065	101,741
Notes payable	264,258	317,858
Loans payable	331,814	53,083
Total non-current liabilities	638,137	472,682

Total liabilities	2,907,292	2,644,122

Stockholders' deficit
Preferred stock	17	17
(par value $.00001, 2,000,000 shares authorized, of which 1,682,500 and 1,682,500 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively)

Common stock	2,824	1,540
(par value $.00001, 2,000,000,000 shares authorized, of which 282,406,187 and 154,033,574 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively)

Additional paid in capital	5,163,155	4,881,699
Accumulated deficit	(7,259,401)	(6,489,368)
Total stockholders' deficit	(2,093,405)	(1,606,112)

Total liabilities and stockholders' deficits	$ 813,887	$ 1,038,010

The accompanying notes are an integral part of these financial statements.

F-27

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For The Years Ended December 31, 2020 and 2019
(Unaudited)

	For the Years Ended
	December 31, 2020	December 31, 2019

Revenues
Sales	$ 1,311,772	$ 1,303,014
Cost of sales	601,407	972,761
Gross profit	710,365	330,253

Operating expenses
Amortization	18,862	19,411
Depreciation	81,949	80,291
Rent	62,572	68,922
Selleing, general and administrative expenses	962,913	472,279
Total operating expenses	1,126,296	640,903
(Loss) from operations	(415,931)	(310,650)

Other income (expenses)
Amortization of debt discount	(13,425)	(109,556)
Interest expenses	(219,742)	(181,956)
Change in derivative liabilities	(128,635)	403,756
Gain from asset disposal	7,700	1,329
Impairment loss on goodwill	-	(83,533)
Other income	-	51,685
Total other income (expense), net	(354,102)	81,725
Income (loss) before income taxes	(770,033)	(228,925)
Income taxes	-	-

Net income (loss)	$ (770,033)	$ (228,925)

Earnings (loss) per share
Basic	**	**
Dilutive	**	**

Weighted average number of shares outstanding
Basic	225,758,183	150,712,479
Dilutive	225,758,183	150,712,479

** Less than $.01
The accompanying notes are an integral part of the financial statements

F-28

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Deficit
For the Years Ended December 31, 2020, and 2019
(Unaudited)

							Total
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Deficit

Balance, December 31, 2018	1,682,500	$ 17	139,137,074	$ 1,391	$ 4,769,165	$ (6,260,443)	$ (1,489,870)

Common stock issued for notes conversion	-	-	14,896,500	149	28,284	-	28,433

Reclassification of derivative liability associated with debt conversion	-	-	-	-	84,250	-	84,250

Net loss for the year ended December 31, 2019	-	-	-	-	-	(228,925)	(228,925)

Balance, December 31, 2019	1,682,500	$ 17	154,033,574	$ 1,540	$ 4,881,699	$ (6,489,368)	$ (1,606,112)

Common stock issued for partial settlements of convertible notes	-	-	103,766,899	1,284	91,602	-	92,886

Reclassification of derivative liability associated with debt conversion	-	-	-	-	189,854	-	189,854

Net loss for the year ended December 31, 2020	-	-	-	-	-	(770,033)	(770,033)

Balance, December 31, 2020	1,682,500	$ 17	257,800,473	$ 2,824	$ 5,163,155	$ (7,259,401)	$ (2,093,405)

The accompanying notes are an integral part of these financial statements.

F-29

Index

WATER TECHNOLOGIES INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For The Years Ended December 31, 2020 and 2019
(Unaudited)

	For the Years Ended
	December 31, 2020	December 31, 2019

Cash flows from operating activities
Net income (loss)	$ (770,033)	$ (228,925)
Adjustments to reconcile net loss to net cash (used in) operations:
Depreciation	81,949	80,291
Amortization on intangible assets	18,862	19,411
Amortization of debt discount	13,425	109,556
Impairment loss on goodwill	-	83,533
Gain on asset disposal	(7,700)	-
Non-cash operating lease expenses	-	3,635
Change in derivative liabilities	128,635	(403,756)
Convertible notes issued for services rendered	-	1,500
Other income	-	(51,685)
Changes in operating assets and liabilities:
Accounts receivable	(16,472)	(1,353)
Inventory	52,721	(60,785)
Other current asset	1,659	(2,659)
ROU asset	56,417	-
Accounts payable	32,991	22,630
Interest payable	117,589	144,626
Accrued liabilities, officer compensation and others	155,091	158,947
Operatingi lease liabilities	(55,778)	-
Net cash (used in) operating activities	(190,644)	(125,034)

Cash flows from investing activities
Proceed of property and equipment	7,700	1,329
Purchase of property and equipment	(16,637)	(41,135)
Net cash (used in) investing activities	(8,937)	(39,806)

Cash flows from financing activities
Repayments to note payable	(53,600)	(37,142)
Proceeds from bank loans	414,209	279,577
Repayments to bank loans	(226,651)	(44,022)
Proceeds from convertible notes payable	20,000	10,000
Net cash provided by financing activities	153,958	208,413

Net increase (decrease) in cash and cash equivalents	(45,623)	43,573

Cash and cash equivalents,
Beginning of the period	50,192	6,619
End of the period	$ 4,569	$ 50,192

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 100,361	$ 39,511

Non-cash transactions:
Stock issued to settle partial accrued interest	$ 39,085	$ 18,433
Stock issued to settle partial convertible notes	$ 53,800	$ -
Debt discount related to derivative liabilities	$ 20,000	$ 10,000

The accompanying notes are an integral part of these financial statements.

F-30

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

NOTE 1- Description of Business and Basis of Presentation

Organization and Description of Business

Water Technologies International Inc. (the “Company”) was originally incorporated in the State of Delaware, on November 18, 1998, as Cypress International, Inc. On August 10, 2005, the Company was re-domesticated to the State of Florida by merger with "Latitude Industries, Inc.”, a Florida corporation incorporated on August 2, 2005, and commenced the operation under the name of Latitude Industries Inc. On May 19, 2011, the Company changed its name to Water Technologies International Inc.

On May 5, 2011, the Company entered into a Plan of Exchange agreement (the “Plan of Exchange”) between and among the Company, GR8 Water Inc. (“GR8”), a Florida Corporation, the shareholders of GR8 (“GR8 Shareholders”) and Ms. Carolina Hernandez and Mr. Orlando Hernandez, the Majority Shareholders of the Company. Pursuant to the Plan of Exchange, the Company acquired 26,100,000 shares of GR8 Common Stock, representing 100% ownership in GR8, in exchange for a new issuance of 583,159 shares of Company’s Common Stock to the GR8 shareholders. The parties intended that the transactions qualify and meet the Internal Revenue Code requirements for a tax-free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

The transaction resulted in a change in control of the Company. The Company and GR8 were hereby reorganized, such that the Company acquired 100% capital stock of GR8, and GR8 Water Inc., as well as its two 100%-owned subsidiaries, Aqua Pure International Inc. and Water Technologies International LLC, which became wholly-owned subsidiaries of the Company.

The reorganization between the Company and GR8 has been accounted for as a reverse acquisition and recapitalization of the Company whereby GR8 is deemed to be the accounting acquiree (legal acquiree) and the Company to be the accounting acquirer (legal acquirer). The accompanying consolidated financial statements are in substance those of GR8 and its subsidiaries, with the assets, liabilities, revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of GR8. Accordingly, the accompanying consolidated financial statements include the following:

(1)              The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)                The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

On May 23, 2018, the Company completed the acquisitions of Water Zone Inc., a Florida corporation based in West Palm Beach, FL (“Water Zone”). Pursuant to the acquisition agreement, the Company agreed to pay the seller a cash payment of $300,000 and a promissory note for $355,000 as consideration for the acquisition of 100% ownership of Water Zone.

Water Technologies International Inc., GR8, as well as GR8’s two 100%-owned subsidiaries, Aqua Pure International Inc. and Water Technologies International LLC, and Water Zone Inc. are hereinafter referred to as (the “Company”).

F-31

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

Basis of Presentation

The accompanying consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned or controlled operating subsidiaries. All significant intercompany balances and transactions have been eliminated upon consolidation.

NOTE 2- Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and costs and expenses during the reporting period. These accounts and estimates include, but are not limited to, the valuation of trade receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment. Actual results could differ from these estimates.

Risks and Uncertainties

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported in Wuhan, China. The COVID- 19 outbreak in the United States has caused business disruption due to mandated and voluntary closings and restrictions on movement and activities of many businesses. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings. Therefore, the Company expects this matter to adversely impact its operating results, and the Company’s ability to collect accounts receivables as the customers face higher liquidity and solvency risk. However, the related financial impact and the magnitude and overall effectiveness of this pandemic duration cannot be reasonably estimated at this time.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions, and all highly liquid investments with an original maturity of three months or less of the purchase date of such investments.

Accounts Receivable and Allowance for Doubtful Account

Accounts receivable are recorded at gross amounts due to the Company and it does not bear interest. Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is

F-32

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. There was no allowance for bad debt for the year ended December 31, 2020.

Inventories

Inventories are stated at the lower of cost or net realized value, cost being determined using the first-in first- out (“FIFO”) method. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company’s inventory is comprised of machine components and finished goods. During the year ended December 31, 2020, the Company wrote off $52,000 of obsolete inventories and those amounts were reflected in cost of sales on the statement of operations.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on a straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values. The estimated useful lives used for consolidated financial statements purposes are:

Vehicle ......................................................... 3 ~ 5 years

Machinery and equipment...............................3 ~ 5 years

Furniture and fixture....................................... 3 ~ 7 years

Leasehold improvement.................................. 3 ~ 15 years

Maintenance and repairs are charged to expense when incurred, while capital expenditures that enhance the value or materially extend the useful life of the related assets are capitalized and reflected as additions to property and equipment. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Other income (expense) section of the Consolidated Statement of Operations.

 Impairment of Long-lived Assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets, other than goodwill and acquisition-related intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset may not be recoverable. For long-lived assets used in operations, including operating lease ROU assets, impairment losses that are only recorded in the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. Measurement of the impairment losses are based on the difference between the carrying amount and estimated fair value. No impairment loss on long-lived assets were recognized during the year ended December 31, 2020.

F-33

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

 Intangible Assets, Net

The Company developed several patents for its products. Costs incurred for submitting the applications to the United States Patent and Trademark Office for these patents have been capitalized. Patent costs are being amortized using the straight-line method over the related 15 year lives. The Company begins amortizing patent costs once the patents are approved by the authority.

The Company registered “Great Water” as its Trademark with the United States Patent and Trademark Office in 2008. Costs associated with submitting the applications for the Trademark have been capitalized. The Company reviews for impairment of the Trademark whenever events or changes in circumstances indicate that the carrying amount of the Trademark may not be recoverable. In the event of impairment, the asset is written down to its fair market value. No impairment loss was recognized during the year ended December 31, 2020.

Impairment of Goodwill and Other Intangible Assets

Goodwill and indefinite-lived brands are not amortized but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believe such assumptions are also comparable to those that would be used by other marketplace participants.

Operating Lease Right-of-Use Assets

The Company adopted a new lease standard under ASU 2016-02, Leases (Topic 842). The Company’s operating leases are presented in operating lease right-of-use (ROU) assets and operating lease liabilities on the Company’s balance sheets for the operating leases more than twelve months. ROU assets represent the Company’s right to control the use of an underlying asset for the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of future lease payments. The Company determines its incremental borrowing rate based on information available at lease commencement date to calculate the present value of future lease payments. Lease expenses are recognized on a straight-line basis over the lease term.

Borrowings

Borrowings are initially recognized at fair value, net of transaction costs incurred. Balances from borrowings are subsequently measured at amortized cost using the effective interest method.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least twelve months after the date of the balance sheet. All interest-related charges are included within other expense sections on the statements of income.

F-34

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

Convertible Notes Payable

The Company accounts for convertible notes payable in accordance with the FASB Accounting Standards Codification No. 815, “Derivatives and Hedging” since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible notes and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments. All interest-related charges are included within Other (expense) sections on the Consolidated Statements of Operations.

Derivative Liabilities

Under Financial Accounting Standard Board (“FASB”), U.S. GAAP, Accounting Standards Codification, “Derivatives and Hedging”, ASC Topic 815 (“ASC 815”) requires that all derivative financial instruments be recorded on the balance sheet at fair value. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and requiring judgment and estimates.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company recorded a debt discount against the face amount of the respective debt instrument and offset to Additional Paid in Capital. When the Company records a debt discount which is not a conventional convertible debt, the fair value of the beneficial conversion feature is recorded as a derivative liability with an offset against the face amount of the respective debt instrument which is and amortized over the term of the debt.

Revenue Recognition

On January 1, 2018, the Company adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605. There was no impact to the opening balance of accumulated deficit or revenues for the year ended December 31, 2020, as a result of applying Topic 606.

Substantially all of the Company’s revenue is recognized at the time control of the products transfer to the customer. The Company measures revenue based on the amount of consideration the Company expects to be entitled to in exchange for those goods. The transaction price the Company expects to be entitled to is primarily comprised of product revenue, net of returns and variable other consideration, including sales discounts and market development funds provided to customers. The Company determines variable consideration by estimating the most likely amount of consideration the Company expect to receive from the customers based on historical analysis.

F-35

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

Research and Development

Research and development expenses include third-party development and programming costs associated with product development expense incurred to the research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. Such costs related to products development are included in research and development expense until the point that technological feasibility is reached.

Stock Based Compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

In June 2018, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Non-employee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share- based payments to non-employees and employees will be substantially aligned.

Net Loss Per Share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Convertible debentures and preferred stock conversions are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

Income Taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC

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Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the year ended December 31, 2020, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2020, the Company did not have any significant unrecognized uncertain tax positions.

Fair Value Measurements of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB ASC No. 820, Fair Value Measurements, which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities.

The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Accordingly, the fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three tier hierarchy of inputs is summarized in the three broad levels below:

•	Level 1 – inputs are unadjusted quoted market prices in active independent markets for identical assets and liabilities;
•	Level 2 – inputs are directly or indirectly observable estimates from quotes for similar but not identical assets and liabilities, market trades for identical assets not actively traded, or other external independent means;
•	Level 3 – inputs are unobservable and reflect assumptions on the part of the reporting entity.

The carrying values of the Company’s cash and cash equivalents, receivables, inventories, accounts payable, and accrued liabilities approximate their fair value due to their short-term nature. The Company’s loan and convertible notes payable are measured at amortized cost.

The derivative liabilities are stated at their fair value as a level 3 measurement. The Company used the Lattice Bi-nominal Option Pricing Model to determine the fair values of these derivative liabilities. See Note 7 for the Company’s assumptions used in determining the fair value of these financial instruments.

Related Party Transactions

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence

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Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

 the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. Material related party transactions were disclosed in Note 13 in the financial statements.

Recent Accounting Standards

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments”, which modifies the measurement of expected credit losses of certain financial instruments in Topic 326. The updated standard adopts a current expected credit loss (CECL) model that requires financial institutions to immediately record the full amount of expected credit losses in their loan portfolios, instead of waiting until the losses qualify as “probable.” The FASB expects the shift to the CECL model to produce more timely and relevant information. The ASU is effective for nonpublic companies for fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-13 on its financial statements.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment ("ASU 2017-04"). ASU 2017-04 simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. ASU 2017- 04 is effective for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019 and should be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company do not anticipate the adoption of ASU 2017-04 will have a material impact on our consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company and its Subsidiaries’ consolidated financial statements.

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Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

 NOTE 3- Property and Equipment, Net

Property and equipment, net consist of the following:

December 31, 2020
Vehicles	$188,420
Equipment and machinery	362,970
Furniture and fixtures	16,091
Leasehold improvements	39,095
(Less) accumulated depreciation	(519,412)
Total property and equipment, net	$87,164

During the year ended December 31, 2020, the Company had depreciation expenses of $81,949. The Company disposed four vehicles and recognized $7,700 of gain on asset disposal.

NOTE 4- Intangible Assets, Net

Intangible assets consisted of the following:

December 31, 2020
Patent	$148,932
Trademark	10,000
License	30,000
(Less) accumulated amortization	(85,931)
Total intangible assets, net	$103,002

During the year ended December 31, 2020, the Company had amortization expenses of $18,862.

Patents

On May 18, 2010, the Company filed a patent application for the Atmospheric Water Generator (“AWG”) and filtration units with United States Patent and Trademark Office (“USPT office”) and filed another patent application with Patent Convention Treaty to obtain global protection on May 10, 2011. The applications for patent in China and South Africa were approved in 2013, the approval in South Korea was obtained in 2014, and the approval in US was obtained in 2015. In addition, the application for the same patent in Brazil was abandoned and the related cost of approximately $16,000 was recognized as expense during the first quarter of 2017. On November 23, 2017, the application for patent in Mexico was approved. The Company currently does not have any pending patent application.

On September 9, 2015, the Company entered into certain Assignment Agreements with Ser-Manukyan Family Holdings, Inc. (the “Assignor”), pursuant to which the Company was assigned 2 patents related to APPARATUS AND METHOD FOR A SPLIT TYPE WATER EXTRACTOR AND WATER DISPENSER in exchange for the issuance of 13,000,000 shares of common stock of the Company to the Assignor. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.0035 per share. The transaction was independently negotiated between the Company and the Assignor. The Company evaluated the transaction based on the fact that the Company had nominal trading volume

F-39

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

for its stock, and had negative shareholder equity at the time of issuance. The issuance of stock for patents assignment preserved the limited cash available currently in the Company. Accordingly, the Company recorded patent of $45,500 in this transaction, and amortized the cost, legal fees and other costs associated with obtaining these patents over the useful life of each patent using the straight-line method. During the year ended December 31, 2020, the Company had amortization expenses of $8,862.

The related cost and amortization expenses of each patent are set forth in the table below.

December 31, 2020

Patents - Mexico	$37,536
Patent in China	8,458
Patent in South Africa	9,438
Patent in South Korea	16,000
Patent in US	16,000
Patents assigned	45,500
Patent in Brazil	16,000
148,932
(Less) accumulated amortization	(59,264)
Total Patents, net	$89,668

Trademark

The Company registered “Great Water” as its Trademark for the Atmospheric Water Generator (“AWG”) and filtration units with the United States Patent and Trademark Office in 2008. Costs associated with submitting the applications for the Trademark in amount of $10,000 have been capitalized. The Company reviews for impairment of the Trademark whenever events or changes in circumstances indicate that the carrying amount of the Trademark may not be recoverable. In the event of impairment, the asset is written down to its fair market value. The Company determined no impairment adjustment was necessary for the year ended December 31, 2020.

License

On May 17, 2018, the Company had entered into a Licensing agreement with OriginClear, Inc. a Nevada corporation based in Los Angeles, California, engaging in the business of developing, manufacturing and marketing industry-leading products and services in wastewater treatment and water remediation for the oil and gas, algae, and feed industries as well as others rejecting or using large volumes of water. Pursuant to the Licensing agreement, the Company agreed to pay $30,000 or issue OriginClear, Inc. 4,000 shares of Series C Preferred Stock in exchange for the technology licenses allowing the Company to sell the equipment for use in the industry for a period of three years. Accordingly, the Company capitalized license of $30,000 and amortized it over three years. During the year ended December 31, 2020, the Company had amortization expenses of $10,000.

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Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

December 31, 2020

License	$30,000
(Less) accumulated amortization	(26,667)
Total license, net	$3,333

NOTE 5- Goodwill

As of December 31, 2020, the Company had goodwill of $405,117 in connection with the acquisition of Water Zone on May 23, 2018. The Company determined no impairment adjustment was necessary for the periods presented.

On May 23, 2018, the Company completed the acquisitions of Water Zone Inc., a Florida corporation based in West Palm Beach, FL (“Water Zone”). Pursuant to the acquisition agreement, the Company agreed to pay the seller a cash payment of $300,000 and a promissory note for $355,000 as consideration for the acquisition of 100% ownership of Water Zone.

NOTE 6- Convertible Notes Payable

As of December 31, 2020, the Company had convertible notes payable in amount of $345,200 and unamortized debt discount was $6,575. The breakdown of the convertible notes payable was set forth in the table below.

December 31, 2020

Convertible note – Line of Credit (A)	$270,000
Convertible note for 2017 services rendered (B)	45,000
Convertible note for 2018 services rendered (C)	50,000
Convertible note for 2018 services rendered, amended (D)	30,000
Convertible note – OriginClear (E)	80,000
Convertible note – L&H (F)	30,000
(Less) partial conversion and repayment	(159,800)
Total convertible notes payable, net	$345,200

All of the Company’s notes payable are convertible at a discount to market are considered embedded derivatives.

The Company’s convertible notes have been evaluated with respect to the terms and conditions of the conversion features contained in the notes to determine whether they represented or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in all of the principal balances of notes, represents a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the notes are reflected in the Company’s balance sheet as liabilities. The fair value of the derivative financial instrument of the

F-41

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

convertible notes were measured using the Lattice Bi-nominal Option Pricing Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion. Refer to Note 7 for the derivative liabilities associated with the convertible notes payable as of December 31, 2020.

(A)	Line of Credit

On October 23, 2015, the Company issued an unrelated third party (the “Note Holder”) a 15% promissory note (the “Note”), pursuant to which the Note Holder agreed to invest total amount up to $250,000 into the Company for working capital. On February 20, 2020, the Company entered into the addendum to increase additional $50,000 to this LOC. The Note is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 50% of the average of the lowest 3 closing prices for the ten (10) trading days immediately prior to but not including the Conversion Date.

As of December 31, 2020, the outstanding balance of the line of credit note was $120,200, net of partial repayment and conversion totaled $149,800.

A portion of the principal in the amount of $96,000 were converted for the year ended 2016 through 2019.

On January 30, 2020, a portion of principal and accrued interest in the LOC Note in the amount of $4,201 and $10,474, respectively, were converted into 13,714,953 shares of common stock of the Company at the conversion price of $0.001 per share.

On February 24, 2020, a portion of principal and accrued interest in the LOC Note in the amount of $10,799 and $107, respectively, were converted into 13,632,500 shares of common stock of the Company at the conversion price of $0.0008 per share.

On March 6, 2020, a portion of principal and accrued interest in the LOC Note in the amount of $1,400 and

$5,762, respectively, were converted into 17,052,381 shares of common stock of the Company at the conversion price of $0.0004 per share.

On April 14, 2020, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of

$8,600 and $157, respectively were converted into 17,514,000 shares of common stock of the Company at the conversion price of $0.0005 per share.

On July 6, 2020, a portion of accrued interest of the 2015 Promissory Note in amount of $11,997 was converted into 19,995,000 shares of common stock of the Company at the conversion price of $0.0006 per share.

On August 28, 2020, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $13,000 and $552, respectively were converted into 21,858,065 shares of common stock of the Company at the conversion price of $0.0006 per share.

On November 6, 2020, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $15,800 and $10,036, respectively were converted into 24,605,714 shares of common stock of the Company at the conversion price of $0.00105 per share.

F-42

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

The Note
Proceeds	$270,000
Less derivative liabilities on initial recognition	(270,000)
Value of the Note on initial recognition	0
Add accumulated accretion expense	263,425
(Less) partial conversion	(149,800)
Balance as of December 31, 2020	$113,625

At December 31, 2020, the carrying value of the Note was $113,625, and unamortized debt discount was$6,575. The Company recorded interest expense of $29,720 related to the Note during the year ended December 31, 2020. This promissory note is currently past due, and the accrued interest was $69,425 as of December 31, 2020.

(B)	2017 Service Note Payable

On April 20, 2017, the Company issued an unrelated Consultant (the “Consultant”) a 12% promissory note (the “2017 Services Note”) in the principal amount of $45,000 for services rendered in 2017, pursuant to which the Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2017 Services Note into the shares of the common stock of the Company at a conversion price of $.0005 per share or 50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the Conversion Date, whichever is lower.

As of December 31, 2020, the outstanding balance of the 2017 Services Note was $35,000, net of partial repayment and conversion totaled $10,000 in 2018.

The Note
Proceeds	$45,000
Less derivative liabilities on initial recognition	(45,000)
Value of the Note on initial recognition	0
Add accumulated accretion expense	45,000
(Less) partial repayment and conversion	(10,000)
Balance as of December 31, 2020	$35,000

 At December 31, 2020, the carrying value of the 2017 Services Note was $35,000 and unamortized debt discount was $0. The Company recorded interest expense of $6,405 related to the 2017 Service Note during the year ended December 31, 2020. The 2017 Services Note is currently past due and the accrued interest was $18,336 as of December 31, 2020.

(C)	2018 Service Note Payable

On March 24, 2018, the Company issued an unrelated Consultant (the “Consultant”) a 12% promissory note (the “2018 Services Note”) in the principal amount of $50,000 for services rendered in 2018, pursuant to which the Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2018 Services Note into the shares of the common stock of the Company at a conversion price of $.005 per

F-43

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

share or 50% of the lowest trading price for the twenty (20) trading days immediately prior to but not including the Conversion Date, whichever is lower.

The Note
Proceeds	$50,000
(Less) derivative liabilities on initial recognition	(50,000)
Value of the Service Note on initial recognition	0
Add accumulated accretion expense	50,000
Balance as of December 31, 2020	$50,000

At December 31, 2020, the carrying value of the 2018 Services Note was $50,000 and unamortized debt discount was $0. The Company recorded interest expense of $10,167 related to the 2018 Service Note during the year ended December 31, 2020. The 2018 Services Note is currently past due and the accrued interest was $35,181 as of December 31, 2020.

(D)	2018 Amended Service Note Payable

On August 10, 2018, the Company amended the 2018 Services Agreement with the same Consultant to increase the services fee from $50,000 to $80,000 due to the increasing workload after the acquisition with Water Zone. Accordingly, the Company issued the Consultant a 12% promissory note (the “2018 Services Note II”) in the principal amount of $30,000, pursuant to which the Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the 2018 Services Note II into the shares of the common stock of the Company at a conversion price of $.005 per share or 50% of the lowest trading price for the ten (10) trading days immediately prior to but not including the Conversion Date, whichever is lower.

The Note
Proceeds	$30,000
(Less) derivative liabilities on initial recognition	(30,000)
Value of the Service Note on initial recognition	0
Add accumulated accretion expense	30,000
Balance as of December 31, 2020	$30,000

At December 31, 2020, the carrying value of the 2018 Services Note II was $30,000 and unamortized debt discount was $0. The Company recorded interest expense of $6,100 related to the 2018 Service Note II during the year ended December 31, 2020. It is currently past due. The 2018 Services Note II is currently past due and accrued interest was $18,853 as of December 31, 2020.

(E)	OriginClear Note Payable

On May 18, 2018, the Company issued an unrelated Noteholder (the “Noteholder”) a 10% promissory note (“OriginClear Note”) in the principal amount of $80,000 for cash payment of $80,000, pursuant to which the Noteholder, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of OriginClear Note into the shares of the common stock of the Company at a conversion price of $.01 per share

F-44

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

or 65% of the lowest trading price for the ten (10) trading days immediately prior to but not including the Conversion Date, with a floor of $.0001 per share, whichever is lower.

The Note
Proceeds	$80,000
(Less) derivative liabilities on initial recognition	(80,000)
Value of the Service Note on initial recognition	0
Add accumulated accretion expense	80,000
Balance as of December 31, 2020	$80,000

At December 31, 2020, the carrying value of OriginClear Note was $80,000, and the debt discount was amortized in full. The Company recorded interest expense of $16,267 during the year ended December 31, 2020. OriginClear Note is currently past due and accrued interest was $52,067 as of December 31, 2020.

(F)	L&H Note Payable

On October 9, 2018, the Company issued an unrelated Noteholder (the “Noteholder”) a 12% promissory note (“L&H Note”) in the principal amount of $30,000 for cash payment of $27,000, net of original issuance discount of $3,000, pursuant to which the Noteholder, at its options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the Note into the shares of the common stock of the Company at a conversion price equal to 50% of the lowest trading price for the ten (10) trading days immediately prior to but not including the Conversion Date.

The Note
Proceeds	$30,000
(Less) derivative liabilities on initial recognition	(30,000)
Value of the Service Note on initial recognition	0
Add accumulated accretion expense	30,000
Balance as of December 31, 2020	$30,000

At December 31, 2020, the carrying value of L&H Note was $30,000, and the debt discount was amortized in full. The Company recorded interest expense of $6,100 related to L&H Note during the year ended December 31, 2020. L&H Note is past due and accrued interest was $17,853 as of December 31, 2020.

NOTE 7- Derivative Liabilities

Notes that are convertible at a discount to market are considered embedded derivatives.

The Company’s convertible note has been evaluated with respect to the terms and conditions of the conversion features contained in the note to determine whether they represent embedded or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in the notes totaled $345,200, and represent a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Lattice Bi-nominal Option Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are

F-45

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion.

For the year ended December 31, 2020, the Company reclassified $189,854 of derivative liabilities into additional paid in capital due to the conversion of a portion of principal and the accrued interest in the LOC Note in the amount of $53,800 and $39,085, respectively, into 128,372,613 shares of common stock.

As of December 31, 2020, the Company’s derivative liabilities are embedded derivatives associated with the Company’s convertible notes payable in Note 6. The Company measured the fair value of the derivative liabilities as $544,331 on December 31, 2020 and recorded changes in derivative liabilities in the amount of $128,635 during the year ended December 31, 2020.

The valuation of the derivative liabilities to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Model using the following assumptions:

	December 31, 2019	December 31, 2020
Volatility	68.57% - 120.94%	128.64% - 218.62%
Risk-free interest rate	1.48% - 1.59%	0.08% - 0.10%
Expected term (year)	0.004 - 1	0.05 - 1

The following is a schedule of convertible notes payable from December 31, 2019 to December 31, 2020.

Note #	Issuance	Maturity	Principal Balance 12/31/2019	Fair Value 12/31/2019	New loan	Conversion	Market to market changes	Fair Value 12/31/2020
A	5/19/2017- 4/30/2020	On demand	$154,000	$190,667	$20,000	$(189,854)	$134,740	$155,553
B	4/20/2017	4/20/2018	$35,000	$133,000	-	-	$(67,118)	$65,882
C	3/24/2018	3/24/2019	$50,000	$94,118	-	-	-	$94,118
D	8/10/2018	8/10/2019	$30,000	$42,857	-	-	$13,614	$56,471
E	5/18/2018	5/18/2019	$80,000	$82,051	-	-	$33,786	$115,837
F	10/9/2018	10/9/2019	$30,000	$42,857	-	-	$13,613	$56,470
			$379,000	$585,550	$20,000	$(189,854)	$128,635	$544,331

NOTE 8- Notes Payable

On January 1, 2016, the Company issued its landlord a 12% promissory note in the principal amount of $10,200 (the “Note 1”) to settle the accrued rents payable as of December 31, 2015 in amount of $10,224. The Note 1 was due on December 31, 2016 and bears the interest at a rate of 12% per annum, payable at the end of each quarter. According to the Note 1, both principal and accrued interest should be converted into a mutually agreed amount of common shares of the Company when due. During the year ended December 31, 2020, the Company recorded interest expenses of $1,229 related to Note 1, and accrued interest was $6,141 as of December 31, 2020.

In connection with the acquisition of Water Zone in May 2018, the Company issued the seller a 7% promissory note in the principal amount of $355,000 (the “Note 2”) payable in three equal annual payments in the amount of $135,840. The Note 2 is secured by the Security Instruments as defined in Note 2. This Note 2 is currently

F-46

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

past due. The Company paid a portion of principal amount of $53,600 during the year ended December 31, 2020. At December 31, 2020, the carrying value of the Note 2 was $264,258. During the year ended December 31, 2020, the Company recorded interest expenses of $15,103 related to Note 2, and accrued interest expenses of $59,379 as of December 31, 2020.

NOTE 9- Loans Payable

Short-term loans payable

At December 31, 2020, the total outstanding short-term loan payable balances were $130,597, net of discount of $5,178. The Company recorded $95,575 of interest expenses for the short term loans payable for the year ended December 31, 2020.

In December 2019, the Company entered into a short-term business loan with QuarterSpot, for the amount of $135,000. The interest for this loan is 20% per annum. At December 31, 2019, the unpaid balance remaining under the loan was $94,659.

On February 5, 2020, the Company entered into an agreement of sale of future receipts with Libertas Funding LLC (“Libertas”) pursuant to which the Company agreed to sell to Libertas certain future trade receipts in the aggregate amount of $177,500. Net proceeds from this transaction were $121,250 and were net of an initial processing fee of $3,750 and applicable financing costs of 42% per annum. Under the terms of the agreement, borrowings are payable in equal daily installments to Libertas of approximately $3,522, subject to change at the Company’s discretion, over a term of approximately twelve months. At December 31, 2019, the unpaid balance remaining under the loan was $41,116, and unamortized loan discount was $5,178.

On February 6, 2020, the Company completed an early repayment of a short-term loan with CanCapital in the remaining principal amount of $33,716. As of December 31, 2020, the there was no loan balance under this loan.

Long-term loans payable

Auto loan payable

On March 4, 2020, the Company entered into a forty-eight-month auto loan agreement for a vehicle purchase.

The loan amount was $11,999 with the interest rate of 10.46% per annum.

As of December 31, 2020, the Company had four auto loan agreements with two financing institutions. As of December 31, 2020, the Company’s total auto loan balances were $50,869 and were classified as long-term liabilities due to the immateriality of the current portion of the auto loans payable. The auto loans bear an approximate interest rate of 4.90 % to 10.46% per annum. For the year ended December 31, 2020, the Company recorded $4,579 in interest expense for the auto loans.

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Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

Auto loans payable maturities are as follows:

December 31,
2021	$13,092
2022	24,744
2023	24,377
2024	22,230
2025	13,400
Total	$50,869

PPP loan playable

On May 10, 2020, The Company received loan proceeds from the Small Business Administration (SBA) in the amount of $130,945, pursuant to the Paycheck Protection Program (“PPP”) established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The loan may be forgiven, in whole or in part, if used for eligible expenditures such as payroll and other expenses described in the CARES Act. Once the loan is, in part or wholly, forgiven and legal release is received, The Company will reduce its liability by the amount forgiven and record a gain on extinguishment. The unforgiven portion of the PPP loan is payable over five years at an interest rate of 1%, with a deferral of payments for the first six months upon determination of PPP forgiveness.

SBA loan payable

On September 4, 2020, the Company received loan proceeds from the SBA in amount of $150,000, pursuant to the Economic Impact Disaster Loans (“EIDL”) established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). It was a thirty-year loan with an interest rate of 3.75% per annum. For the year ended December 31, 2020, the Company recorded $1,726 in interest expense for the auto loans.

NOTE 10- Lease

Beginning on the January 1, 2019, the Company has elected to adopt ASU 2016-02, “Leases (Topic 842),” which, for operating leases, requires a lessee to recognize an operating lease right-of-use asset and an operating lease lability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis.

In June 7, 2018, the Company amended a lease agreement for the existing lease agreement on the Company’s office and warehouse expiring on August 31, 2022. As of December 31, 2020, operating lease right-of-use asset and total operating lease liability amounted to $97,715 and $101,989, respectively. Total lease expense for the operating lease was $62,572 for the year ended December 31, 2020.

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Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

The following is a schedule, by year, of maturities of lease liabilities.

December 31,
2021	$59,924
2022	42,065
Total	$101,989

NOTE 11- Shareholders’ Equity

As of December 31, 2020, the Company had 800,000 shares of Series A Convertible Preferred Stock, 375,000 shares of Series B Convertible Preferred Stock, 407,500 share of Series C Convertible Preferred Stock and 100,000 shares of Series D Preferred Stock issued and outstanding. As of December 31, 2020, the Company had 282,406,187 shares of common stock issued and outstanding.

As of December 31, 2020, the Company was authorized to issue 2,000,000,000 shares of common stock,$.00001 par value, and 2,000,000 shares of preferred stock, $.00001 par value, of which (a) 800,000 shares were designated as Series A Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (b) 600,000 shares were designated as Series B Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one hundred (100) shares of fully paid and non-assessable shares of Common Stock; (c) 500,000 shares were designated as Series C Convertible Preferred Stock, which shall be convertible, at the option of the holder thereof, at any time after the date of issuance into one thousand (1,000) shares of fully paid and non-assessable shares of Common Stock; and (d) 100,000 shares were designated as Series D Preferred Stock, which shall have one hundred thousand (100,000) times that number of votes on all matters submitted to the common shareholders, but no conversion rights.

On January 8, 2019, a portion of accrued interest of the 2017 Services Note in amount of $10,740, plus conversion cost reimbursement of $1,500, were converted into 6,800,000 shares of common stock of the Company at the conversion price of $0.0018 per share.

On May 23, 2019, a portion of principle and accrued interest of Line of Credit in amount of $10,000 and $6,193, respectively were converted into 8,096,500 shares of common stock of the Company at the conversion price of $0.0020 per share.

On January 30, 2020, a portion of principal and accrued interest in the LOC Note in the amount of $4,201 and $10,474, respectively, were converted into 13,714,953 shares of common stock of the Company at the conversion price of $0.001 per share.

On February 24, 2020, a portion of principal and accrued interest in the LOC Note in the amount of $10,799 and $107, respectively, were converted into 13,632,500 shares of common stock of the Company at the conversion price of $0.0008 per share.

On March 6, 2020, a portion of principal and accrued interest in the LOC Note in the amount of $1,400 and $5,762, respectively, were converted into 17,052,381 shares of common stock of the Company at the conversion price of $0.0004 per share.

On April 14, 2020, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $8,600 and $157, respectively were converted into 17,514,000 shares of common stock of the Company at the conversion price of $0.0005 per share.

F-49

Index

Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

 On July 6, 2020, a portion of principal of the 2015 Promissory Note in amount of $11,997 was converted into 19,995,000 shares of common stock of the Company at the conversion price of $0.0006 per share.

On August 28, 2020, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $13,000 and $552, respectively were converted into 21,858,065 shares of common stock of the Company at the conversion price of $0.0006 per share.

On November 6, 2020, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $15,800 and $10,036, respectively were converted into 24,605,714 shares of common stock of the Company at the conversion price of $0.00105 per share.

NOTE 12- Commitment and Contingencies

As of December 31, 2020, the Company had stock to be issued in amount of $75,000 due to the followings:

On April 6, 2018, the Company entered into an advisory service agreement with a Consultant for capital markets strategies, marketing, media and event management and cash proceeds of $200 in exchange for total 10,000,000 shares of Common Stock of the Company, of which 5,000,000 shares were issued on June 25, 2018 and 5,000,000 shares will be issued on or before October 6, 2018. The agreement had a term of twelve months effective from April 6, 2018 ending April 6, 2019. The fair value of this stock issuance was determined by the fair value of the Company’s Common Stock on the grant date, at a price of approximately $0.015 per share. The second tranche of 5,000,000 shares were not issued as of the date of this report.

NOTE 13- Related Party Transactions

The Company follows FASB ASC NO. 850-10 for the identification of related parties and disclosure of related party transactions.

The Company agreed to compensate $40,000 per quarter its Chief Executive Officer, William Scott Tudor, since 2015. Accordingly, the Company recognized a total of $40,000 in officer compensation during the year ended December 31, 2020. The expenses recognized as officer compensation have been included in selling, general and administrative expenses in the accompanying Consolidated Statements of Operations. As of December 31, 2020, the balance of accrued officer compensation was $516,259.

NOTE 14- Going Concern

These consolidated financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of December 31, 2020, the Company had an accumulated deficit of $7,259,401. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured;

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Water Technologies International Inc. and Its Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
December 31, 2020

and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 15- Subsequent Events

In accordance with ASC Topic 855-10 “Subsequent Events”, the Company has evaluated its operations subsequent to December 31, 2020 to the date these consolidated financial statements were issued, and determined that there were subsequent events or transactions that required recognition or disclosure in the financial statements.

On January 21, 2021, a portion of principal and accrued interest of the 2015 Promissory Note in the amount of $16,200 and $8,872, respectively were converted into 26,959,140 shares of common stock of the Company at the conversion price of $0.00093 per share.

On January 29, 2021, the Company issued 23,500,000 shares of common stock in conversion of the 23,500 shares of Preferred Series C at the conversion price of $0.001.

On February 8, 2021, the Company issued 10,084,034 shares of common stock in settlement of a service note at the conversion price of $0.0011 per share.

On February 12, 2021, a portion of principal and accrued interest of the L&H Note in the amount of $15,000 and $20,563, respectively were converted into 32,330,000 shares of common stock of the Company at the conversion price of $0.0011 per share.

On March 10, 2021, the Company issued 56,000 shares of Series C Preferred Stock to its Chief Executive Officer to settle a portion of the accrued officer compensations.

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Index

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Certificate of Domestication/Articles of Incorporation	Exhibit 2.1 to Form 1-A Offering Statement, File No. 024-10746, filed 9/26/2017
2.2	Bylaws	Exhibit 2.2 to Form 1-A Offering Statement, File No. 024-10746, filed 9/26/2017
4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith
6. Material Agreements
6.1	Convertible Promissory Note, up to $600,000 principal amount, in favor of Greentree Financial Group	Filed herewith
6.2	Convertible Promissory Note, $48,000 principal amount, in favor of The Brewer Group	Filed herewith
11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed herewith
12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port St. Lucie, State of Florida, on March 2, 2022.

WATER TECHNOLOGIES INTERNATIONAL, INC. By: /s/William Scott Tudor William Scott Tudor President and CEO

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ William Scott Tudor William Scott Tudor President, Chief Executive Officer, Acting Chief Financial Officer [Principal Accounting Officer], Secretary and Director	March 2, 2022
By: /s/ Frank J. Hariton Frank J. Hariton Director	March 2, 2022